UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LIFETIME BRANDS, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIFETIME BRANDS, INC.

1000 Stewart Avenue

Garden City, New York 11530

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2012

Notice is hereby given that the Annual Meeting of Stockholders of Lifetime Brands, Inc., a Delaware corporation (the “Company”), will be held at the office of the Company, 1000 Stewart Avenue, Garden City, New York 11530 on Wednesday June 13, 2012 at 10:30 a.m., local time, for the following purposes:

(1)	To elect a board of nine directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company;

(3)	To approve an amendment to the Company’s 2000 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock which may be granted under the plan to 4,200,000;

(4)	To re-approve the performance criteria which may be utilized in establishing specific targets to be attained as a condition to the vesting of one or more stock-based awards under the Company’s 2000 Long-Term Incentive Plan so as to qualify the compensation attributable to those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”);

(5)	To re-approve the performance criteria which has been and may continue to be utilized under the Company’s 2000 Incentive Bonus Compensation Plan so as to qualify the payment of certain cash bonuses as performance-based compensation under Section 162(m) of the Code; and

(6)	To transact such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

Stockholders of record at the close of business on May 1, 2012 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company’s office, 1000 Stewart Avenue, Garden City, New York 11530, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting.

By Order of the Board of Directors,

/s/ SARA SHINDEL
Sara Shindel
Secretary
Garden City, New York

April 30, 2012

THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

LIFETIME BRANDS, INC.

1000 Stewart Avenue

Garden City, New York 11530

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 13, 2012

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Lifetime Brands, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on May 1, 2012 are entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying Proxy shall be mailed to stockholders on or about May 11, 2012.

THE MEETING

On April 30, 2012, there were 12,438,393 shares of the Company’s common stock, $.01 par value, issued and outstanding. Each share of the Company’s common stock entitles the holder thereof to one vote on each matter submitted to a vote of stockholders at the Meeting.

All shares of common stock represented by properly executed proxies will be voted at the Meeting in accordance with the directions marked on the proxies, unless such proxies have previously been revoked. If no directions are indicated on such proxies, they will be voted for Proposal 1 - the election of each nominee named under Election of Directors, for Proposal 2 - the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company, for Proposal 3 - to approve the amendment to the Company’s 2000 Long-Term Incentive Plan (the “2000 Long-Term Plan”) to increase the number of shares of the Company’s common stock which may be granted under the plan to 4,200,000, for Proposal 4 - to re-approve the performance criteria which may be utilized under the 2000 Long-Term Plan to qualify compensation attributable to certain awards as performance-based compensation under Section 162(m) of the Code, and for Proposal 5 - to re-approve the performance criteria of the Company’s 2000 Incentive Bonus Compensation Plan (the “2000 Bonus Plan”) so as to qualify the payment of certain cash bonuses as performance-based compensation under Section 162(m) of the Code. If any other matters are properly presented at the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or, if a stockholder is present at the Meeting, he or she may elect to revoke his or her proxy and vote his or her shares personally.

VOTE REQUIRED FOR APPROVAL

A majority of the Company’s outstanding shares of common stock represented at the Meeting, in person or by proxy, shall constitute a quorum. Abstentions will be counted for purposes of determining the presence or absence of a quorum. Assuming a quorum is present, (1) the affirmative vote of a plurality of the shares so represented is necessary for the election of directors, (2) the affirmative vote of a majority of the shares so represented is necessary to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company, (3) the affirmative vote of a majority of the shares so represented is necessary to approve the amendment to the 2000 Long-Term Plan to increase the number of shares of the Company’s common stock which may be granted under the plan to 4,200,000, (4) the affirmative vote of a majority of the shares so represented is necessary to re-approve the performance criteria which may be utilized under the 2000 Long-Term Plan to qualify compensation attributable to certain awards as performance-based compensation under Section 162(m) of the Code and (5) the affirmative vote of a majority of the shares so represented is necessary to re-approve the performance criteria of the Company’s 2000 Bonus Plan so as to qualify the payment of certain cash bonuses as performance-based compensation under Section 162(m) of the Code.

With respect to Proposal 1, you may vote for all nominees, withhold your vote as to all nominees, or vote for all nominees except those specific nominees from whom you withhold your vote. The nine nominees receiving the most “FOR” votes will be elected. Properly executed proxies marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than nine directors and stockholders may not cumulate votes on the election of directors.

With respect to Proposals 2, 3, 4 and 5, you may vote for, against or abstain from voting on either of these proposals.

If a stockholder, present in person or by proxy, abstains on a matter, such stockholder’s shares of common stock, although included in the quorum, will not be voted on such matter. Thus, an abstention from voting on Proposals 2, 3, 4 or 5 has the same legal effect as a vote “against” the matter. If you abstain from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote.

Brokers or other nominees who hold shares of the Company’s common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Meeting. If specific instructions are not received, brokers may not vote (1) to approve the amendment of the 2000 Long-Term Plan to increase the number of shares of the Company’s common stock for which awards may be issued to 4,200,000, (2) to re-approve the performance criteria of the amended 2000 Long-Term Plan or (3) to re-approve the performance criteria of the 2000 Bonus Plan, resulting in a broker non-vote in each case. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Meeting but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposal 2, 3, 4, and 5).

PROXY SOLICITATION

The Company will bear the cost of preparing, printing, assembling and mailing the proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. The Company has retained Georgeson, Inc., a proxy solicitation firm, at an estimated cost of $7,500 plus reimbursement of expenses, to assist in soliciting proxies from brokers, banks, nominees, and institutional holders. Georgeson, Inc. may solicit votes personally or by telephone, mail or electronic means.

It is contemplated that brokerage houses will forward the proxy materials to beneficial holders at the request of the Company. In addition to the solicitation of proxies by the use of mail, officers and other employees of the Company may solicit proxies personally, by telephone or by electronic means without being paid any additional compensation. The Company will reimburse such persons for their reasonable out-of-pocket expenses in accordance with the regulations of the Securities and Exchange Commission (“SEC”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April 30, 2012 (except where otherwise noted) based on a review of information filed with the SEC and the Company’s stock records with respect to (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each Director or nominee for director of the Company, (iii) each executive officer of the Company, and (iv) all Directors, nominees and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned*		% of Shares Beneficially Owned*
DIRECTORS AND EXECUTIVE OFFICERS (1)
Jeffrey Siegel	1,249,965	(2)	9.96%
Craig Phillips	864,720	(3)	6.92
Ronald Shiftan	211,137	(4)	1.68
Laurence Winoker	95,000	(5)	†
Michael Jeary	54,466	(6)	†
William U. Westerfield	49,466	(7)	†
Cherrie Nanninga	44,466	(8)	†
David E. R. Dangoor	43,096	(6)	†
John Koegel	34,951	(6)	†
NOMINEE FOR A DIRECTORSHIP (1)
Michael J. Regan	—		—
All directors, nominees, and executive officers as a group (10 persons)	2,647,267	(9)	20.38
GREATER THAN 5% STOCKHOLDERS
Goldman Capital Management, Inc. 767 Third Ave. 25th Fl. New York, NY 10017	750,100	(10)	6.03
Grupo Vasconia, S.A.B. Av. 16 de Septiembre No. 31, Col. Santo Domingo, Azcapotzalco, 02160 Mexico	670,643	(11)	5.39

Notes:

(*)	Calculated on the basis of 12,438,393 shares of common stock outstanding on April 30, 2012. Pursuant to the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares. Each person is deemed to be the beneficial owner of securities which may be acquired within sixty days through the exercise of options, warrants, and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person.
(1)	The address of such individuals is c/o the Company, 1000 Stewart Avenue, Garden City, New York 11530.
(2)	Consists of (i) 1,133,955 shares owned directly by Mr. Siegel, (ii) 1,010 shares owned by Mr. Siegel’s wife and (iii) 115,000 shares issuable upon the exercise of options which are exercisable within 60 days.
(3)	Consists of (i) 776,692 shares owned directly by Mr. Phillips, (ii) 28,278 shares held in an irrevocable trust for the benefit of Mr. Phillips and (iii) 59,750 shares issuable upon the exercise of options which are exercisable within 60 days.
(4)	Includes 144,750 shares issuable upon the exercise of options which are exercisable within 60 days.
(5)	Consists of 95,000 shares issuable upon the exercise of options which are exercisable within 60 days.
(6)	Includes 25,000 shares issuable upon the exercise of options which are exercisable within 60 days.
(7)	Consists of (i) 4,280 restricted shares held directly by Mr. Westerfield, (ii) 15,186 shares held in a revocable trust for the benefit of Mr. Westerfield’s wife, Ann D. Westerfield, and (iii) 30,000 shares issuable upon the exercise of options which are exercisable within 60 days.
(8)	Includes 31,000 shares issuable upon the exercise of options which are exercisable within 60 days.
(9)	Includes 550,500 shares issuable upon the exercise of options which are exercisable within 60 days.
(10)	Based on the Form 13F filed with the SEC by Goldman Capital Management, Inc., which reports holdings as of December 31, 2011.
(11)	Consists of 670,643 shares held by Grupo Vasconia, S.A.B., a Mexican corporation, as reported on January 20, 2012.
(†)	Less than 1% of outstanding shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

A board of nine directors is to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. The following nominees have been recommended by the Board. Each of the nominees is a current Director of the Company with the exception of Mr. Regan. It is the intention of the persons named as proxies in the enclosed proxy to vote the shares covered thereby for the election of the nine persons named below, unless the proxy contains contrary instructions:

Name	Age	Position	Director of the Company Since
Jeffrey Siegel	69	Chairman of the Board of Directors, Chief Executive Officer and President	1967
Ronald Shiftan	67	Vice Chairman of the Board of Directors and Chief Operating Officer	1984
Craig Phillips	61	Senior Vice-President — Distribution and Director	1974
David E. R. Dangoor	62	Director	2007
Michael Jeary	65	Director	2005
John Koegel	60	Director	2008
Cherrie Nanninga	63	Director	2003
William U. Westerfield	80	Director	2004
Michael J. Regan	70	Nominee for Director	—

BACKGROUND OF DIRECTORS AND NOMINEES FOR A DIRECTORSHIP

Jeffrey Siegel is Chairman of the Board of Directors, Chief Executive Officer and President. Mr. Siegel has held the position of Chairman of the Board since June 2001, the position of Chief Executive Officer since December 2000 and the position of President since December 1999. Mr. Siegel is also a director of Grupo Vasconia, S.A.B. (“Vasconia”), a manufacturer and distributor of aluminum disks, cookware and related items, in which the Company has a 30% equity ownership, and a director of Grand Venture Holdings Limited, a joint venture established to distribute certain products in China, in which the Company has a 50% equity ownership. Mr. Siegel has served the Company in various capacities and has been a director of the Company since 1967.

Ronald Shiftan is Vice Chairman of the Board of Directors and Chief Operating Officer. He was elected Vice Chairman in November 2004 and Chief Operating Officer in June 2005. Mr. Shiftan has been a director of the Company since 1984 and is a director of Vasconia and GS Internacional S/A (“GSI”), a wholesale distributor of branded housewares products in Brazil, in which the Company has a 40% equity ownership.

Craig Phillips has been Senior Vice-President — Distribution since July 2003. Mr. Phillips held the position of Vice-President — Manufacturing from 1973 to 2003. Mr. Phillips, a cousin of Mr. Siegel, has been a director of the Company since 1973.

David E. R. Dangoor has been President of Innoventive Partners LLC, a firm that provides consulting services in the fields of strategic planning, marketing and public relations, since 2002. Prior thereto, over a period of 27 years, Mr. Dangoor held various senior executive positions in several countries at Philip Morris International S.A. and Philip Morris International Inc. Mr. Dangoor is also the Chairman of the Board of Directors of BioGaia AB, a public Swedish bio-tech company that develops and markets pro-biotic solutions through food concepts and supplements and a member of the Board of Directors of Lorillard, Inc., a New York Stock Exchange-listed cigarette manufacturer. Mr. Dangoor also serves as Honorary Consul General of Sweden in New York.

Michael Jeary is President of Laughlin Constable, an advertising agency with offices in Milwaukee, Chicago and New York. From 2006 to July 2009, Mr. Jeary was President and CEO of Partners + Jeary, a New York-based advertising agency. From 1998 to 2006, Mr. Jeary was a partner, President and Chief Operating Officer of Della Femina Rothschild Jeary and Partners.

John Koegel has been a principal of Jo-Tan, LLC, a retail consulting company, for the past seven years. From February 2010 to October 2011, Mr. Koegel was a member of the Board of Directors and Lead Director of Game Trading Technologies, Inc., a publicly-held video game trading services provider.

Cherrie Nanninga has been the Chief Operating Officer of the New York Tri-State Region of CBRE, a commercial real estate firm, since 2002. For 23 years prior thereto, Ms. Nanninga was employed by The Port Authority of New York and New Jersey where she most recently served as Deputy Chief Financial Officer and Director of Real Estate.

William U. Westerfield is a retired certified public accountant. From 1965 to 1992, Mr. Westerfield was an audit partner at Price Waterhouse LLP, an independent public accounting firm. Mr. Westerfield previously served as a director and member of the audit, compensation, nominating and corporate governance committees of Gymboree Corporation, an international children’s apparel retailer. Mr. Westerfield also previously served as a director and a member of the audit committee of West Marine, Inc., a boating supply retailer.

Michael J. Regan is a former Vice Chairman and Chief Administrative Officer of KPMG LLP and was the lead audit partner for many Fortune 500 companies during his 40-year tenure with KPMG. Mr. Regan currently is a director of DynaVox Inc., a provider of speech generating devices and symbol-adapted special education software (since 2011) and of Scientific Games Corporation, an entertainment and media company (since 2006). Mr. Regan previously served on the boards of directors of Citadel Broadcasting Corporation and Allied Security Holdings LLC.

QUALIFICATIONS OF DIRECTORS AND NOMINEES FOR DIRECTORSHIP

Director	Key Qualifications
Jeffrey Siegel	Service as the Chairman, President and Chief Executive Officer of the Company; extensive knowledge of the Company’s strategy, operations and financial position and of the housewares and retail industries.

Ronald Shiftan	Service as Vice Chairman and Chief Operating Officer of the Company; knowledge of the Company and the housewares industry; distinguished career with public company board experience, leadership experience at a large public sector organization, financial markets expertise acquired as a general partner in a major international investment banking firm; financial, business and strategic acumen.

Craig Phillips	Service as Senior Vice President – Distribution of the Company; knowledge of the Company’s strategy, operations and financial position; knowledge of the housewares industry.

David E. R. Dangoor	Distinguished career with public company board experience; experience gained in marketing and general management positions with a large global consumer products company; knowledge of the Company and the housewares industry through board service.

Michael Jeary	Distinguished career as a marketing executive. Consumer products and e-commerce experience gained in leadership positions in the advertising industry; knowledge of the Company and the housewares industry through board service.

John Koegel	Distinguished career in retailing; strong background in merchandising and general management; consultant for private investment funds and their retail and consumer related portfolio companies; recognized expertise in business improvement, management oversight and due diligence; experience in providing strategic advice on merger and acquisition transactions; knowledge of the Company and the housewares industry through board service.

Cherrie Nanninga	Distinguished career as a financial and operations executive; experience as Deputy Chief Financial Officer of a large public sector organization and Chief Operating Officer of a large division of a multinational company; knowledge of the Company and the housewares industry through board service.

William U. Westerfield	Distinguished career with extensive public company board experience; experience as an audit partner in a large international accounting firm; financial, business and strategic acumen; knowledge of the Company and the housewares industry through board service.

Michael J. Regan	Distinguished career with extensive public company board experience; experience as an audit partner in a large international accounting firm; financial, business and strategic acumen and knowledge of the retail and consumer products industries.

The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, should any of the foregoing nominees become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other person or persons as the Board may nominate.

The Board recommends that stockholders vote FOR the election of the nominated directors. Signed proxies which are returned will be so voted unless otherwise instructed on the proxy card.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of each of the Company’s executive officers as of April 30, 2012:

Name	Age	Position
Jeffrey Siegel	69	Chairman of the Board of Directors, Chief Executive Officer and President
Ronald Shiftan	67	Vice Chairman of the Board of Directors and Chief Operating Officer
Craig Phillips	61	Senior Vice-President — Distribution and Director
Laurence Winoker	56	Senior Vice-President — Finance, Treasurer and Chief Financial Officer

BACKGROUND OF EXECUTIVE OFFICER

Laurence Winoker has been the Company’s Senior Vice-President – Finance, Treasurer and Chief Financial Officer since July 2007. Prior thereto, Mr. Winoker was Senior Vice-President, Controller and Treasurer of MacAndrews & Forbes Holdings Inc., a holding company with controlling interests in a diversified portfolio of public and private companies including Revlon, Inc. Mr. Winoker was Senior Vice-President, Treasurer and Controller of Revlon, Inc. from 1999 to 2003.

All of the Company’s officers are elected annually by the Board and hold office at the pleasure of the Board and serve until their successors are elected and qualified.

See Election of Directors for biographies, names and ages of Directors and the nominee for Director.

CORPORATE GOVERNANCE

BOARD INDEPENDENCE

The Board has determined that David E. R. Dangoor, Michael Jeary, John Koegel, Cherrie Nanninga and William U. Westerfield are independent directors under the listing standards of The NASDAQ Stock Market, LLC. Michael J. Regan, the nominee for directorship, would also be an independent director upon election. Jeffrey Siegel, Ronald Shiftan and Craig Phillips are employees of the Company and are not considered to be independent directors.

BOARD LEADERSHIP STRUCTURE

Jeffrey Siegel serves as Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Mr. Siegel has served the Company in various capacities and has been a director of the Company since 1967 and is the largest individual stockholder of the Company. Mr. Siegel provides effective leadership and guidance as the Chairman in the development of the Company’s risk profile, pursuit of its strategic goals and recognition of business opportunities that present themselves. The Company believes combining the role of Chairman and CEO enhances Mr. Siegel’s ability to provide insight and direction on important strategic initiatives to both management and the independent directors and ensures that both groups act with a common purpose.

The Board of Directors is composed of eight directors, five of whom are independent of the Company. One additional person has been nominated for election to the board of directors and would be an independent director upon election. The Company’s independent directors, and its governance practices, provide effective and independent oversight of management. The independent directors meet in periodic executive sessions, the results of which are discussed with the CEO. Each independent director has an equal stake in the Board’s actions and equal accountability to the Company and its stockholders.

The Company has evaluated whether the Board would be more effective with a different structure and has determined that a change would offer no net benefit to the stockholders. The Company believes its current structure provides for unified leadership and direction to the Board and management and encourages active involvement, independent thinking and an environment of equal influence among all directors. For the foregoing reasons, the Company has determined that its leadership structure is appropriate given the Company’s specific circumstances.

STOCK OWNERSHIP GUIDELINES

Effective March 2, 2010, the Board of Directors adopted new stock ownership guidelines applicable to directors. Under the new guidelines, a director must, on or prior to the compliance deadline, own shares of the Company’s stock in an amount equal to or in excess of $50,000, with such value determined at the time of receipt of stock based on payment or contribution. The compliance deadline is the later of i) 5 years after the director’s election to the Board and ii) January 1, 2011. For purpose of the foregoing, unexercised stock options are not considered in calculating stock ownership but restricted shares are included at the time the restriction lapses. All directors of the Company are in compliance with the stock ownership guidelines.

BOARD OVERSIGHT OF RISK

The Company’s Board of Directors bears the responsibility for maintaining oversight over the Company’s exposure to risk. The Board of Directors, itself and through its committees, meets with various members of management regularly and discusses the Company’s material risk exposures, the potential impact on the Company and the efforts of management it deems appropriate to deal with the risks that are identified. The Audit Committee considers the Company’s risk assessment and risk management practices including those relating to regulatory risks, financial liquidity and accounting risk exposure, reserves and the Company’s internal controls. The Nominating and Governance Committee considers the risks associated with corporate governance with the guidance of corporate and outside counsel. The Compensation Committee, in connection with the performance of its duties, considers risks associated with the Company’s compensation programs.

CODE OF CONDUCT AND BUSINESS ETHICS

The Company has adopted a Code of Conduct that applies to all of its directors, officers (including its chief executive officer, chief financial officer and controller) and employees. A copy of the Company’s Code of Conduct will be furnished to any stockholder, without charge, upon written request to the Senior Vice-President – Finance of the Company.

BOARD MEETINGS

The Board held seven meetings during the fiscal year ended December 31, 2011.

BOARD AND COMMITTEE ATTENDANCE

All eight directors attended the Company’s 2011 Annual Meeting of Stockholders. Directors are expected, but not required, to attend the Annual Meeting of Stockholders. The Board holds meetings on at least a quarterly basis and more often, if necessary, to fulfill its responsibilities. Each director attended a minimum of 75% of the board meetings and committee meetings scheduled during 2011.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Stockholders who wish to communicate with members of the Board, including the independent directors, individually or as a group, may send correspondence to them in care of the Secretary at the Company’s principal office, 1000 Stewart Avenue, Garden City, New York 11530. Alternatively, the directors may be contacted via e-mail at BoardofDirectors@lifetimebrands.com.

BOARD NOMINATION PROCESS

The Board of Directors nominates candidates to serve as directors of the Company based on the recommendation of the Board’s Nominating and Governance Committee. Directors are elected annually by the stockholders of the Company and serve until the next annual meeting of the stockholders or until their successors have been elected and qualified or until their earlier resignation or removal.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee is composed of all of the Company’s independent directors; John Koegel (Chair), David E. R. Dangoor, Michael Jeary, Cherrie Nanninga and William U. Westerfield. The Nominating and Governance Committee held four meetings in 2011.

The Nominating and Governance Committee has the following responsibilities:

•

To evaluate the qualifications of candidates for Board membership and, following consultation with the Chief Executive Officer, recommend to the Board nominees for open or newly created director positions;

•	To consider nominees recommended by stockholders as long as such recommendations are received at least 120 days before the stockholders meet to elect directors;

•

To periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those already on the Board, and submit to the Board on an annual basis a report summarizing its conclusions regarding these matters;

•	To consider requests by members of the Board of Directors to serve on other public company boards;

•	To provide an orientation and education program for Directors;

•	To develop and make recommendations to the Board regarding governance principles applicable to the Company;

•

To assess the structure of the committees of the Board, develop and recommend corporate governance guidelines and develop and recommend procedures for the evaluation and self-evaluation of the Board; and

•	To perform such other duties as the Board may assign to the Committee.

The complete text of the Nominating and Governance Committee charter is set forth as Appendix C to this Proxy Statement. The Nominating and Governance Committee charter is available on the Company’s website at www.lifetimebrands.com.

BOARD DIVERSITY

The Company’s policy provides that, while diversity and the variety of experiences and viewpoints represented on the Board of Directors should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Nominating and Governance Committee focuses on skills, expertise and background that would compliment those of the existing members of the Board of Directors, recognizing the nature of the Company’s business.

AUDIT COMMITTEE

The Audit Committee is composed of three directors, each of whom is independent, as required by the Audit Committee charter and the listing requirements for The NASDAQ Stock Market, LLC and the SEC rules. The current members are William U. Westerfield (Chair), David E. R. Dangoor and Cherrie Nanninga. The Board has determined that William U. Westerfield is an “Audit Committee Financial Expert,” as defined by the SEC rules. The Audit Committee held four meetings during 2011.

The Audit Committee, among other things, regularly:

•	Considers the qualifications of and appoints and reviews the activities of the Company’s independent registered public accounting firm;

•

Reviews and approves audit fees and fees for non-audit services rendered or to be rendered by the independent accountants, and reviews the audit plan and the services rendered or to be rendered by the independent accountants for each year and the results of their audit of the financial statements for the previous year;

•	Evaluates the Company’s organization and its internal controls, policies, procedures and practices to determine whether they are reasonably designed to:

•	Provide for the safekeeping of the Company’s assets; and

•	Assure the accuracy and adequacy of the Company’s records and financial statements;

•	Reviews the activities of the Company’s internal audit function and approves the internal audit plan and budget;

•	Reviews the Company’s financial statements and reports;

•

Discusses the Company’s processes with respect to risk assessment and risk management and reviews the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	Monitors compliance with the Company’s internal controls, policies, procedures and practices;

•	Reviews and approves related-party transactions; and

•	Undertakes such other activities as the Board from time to time may delegate to it.

The complete text of the Audit Committee charter was set forth as Appendix A to the 2010 Proxy Statement. The Audit Committee charter is also available on the Company’s website at www.lifetimebrands.com.

STRATEGIC PLANNING COMMITTEE

The Strategic Planning Committee is composed of four directors. The current members are Michael Jeary (Chair), John Koegel, David E. R. Dangoor and Jeffrey Siegel. The Strategic Planning Committee held three meetings in 2011.

The Strategic Planning Committee, among other things, provides assistance to the Board in fulfilling its responsibilities to the stockholders of the Company with respect to the following:

•	Monitoring and informing the Board of developments, trends and new discoveries that may facilitate the Company to achieve its goals by improving operations, profitability and stockholder value;

•	Reviewing and recommending to the Board, for its approval, long-term business objectives and plans developed by management; and

•	Overseeing the development and monitoring the implementation of a strategic plan.

The Strategic Planning Committee regularly receives updates from the Chairman of the Board of Directors and Chief Executive Officer, and from time to time meets with the Company’s Division Presidents.

The complete text of the Strategic Planning Committee charter is available on the Company’s website at www.lifetimebrands.com.

COMPENSATION COMMITTEE

The Compensation Committee is composed of three directors, each of whom is independent. The current members are Cherrie Nanninga (Chair), John Koegel and Michael Jeary. The Compensation Committee held seven meetings during 2011.

The purpose of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to executive as well as non-executive compensation. The principal duties and responsibilities of the Compensation Committee include: (i) reviewing and approving compensation principles that apply generally to the Company’s employees, (ii) establishing and reviewing corporate goals and objectives relevant to the compensation of the Chief Executive Officer and Chief Operating Officer, and (iii) reviewing, based primarily on the evaluations and recommendations of the Chief Executive Officer and Chief Operating Officer, the performance of the other executive officers of the Company. The Compensation Committee considers the following factors in making or approving compensation decisions or recommendations from executive management: Company performance, division performance, individual performance, executive potential and retention.

The Compensation Committee is also responsible for the administration of the Company’s 2000 Incentive Bonus Compensation Plan and the Company’s 2000 Long-Term Incentive Plan.

The complete text of the Compensation Committee charter is set forth as Appendix D of this Proxy Statement. The Compensation Committee charter is also available on the Company’s website at www.lifetimebrands.com.

EXECUTIVE SESSIONS

The independent directors meet at regularly scheduled executive sessions without members of management present.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company reviewed and discussed the consolidated financial statements of the Company and its subsidiaries that are set forth in the Company’s 2011 Annual Report to Stockholders and in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 with management of the Company and Ernst & Young LLP, the independent registered public accounting firm of the Company.

The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, which includes, among other items, matters relating to the conduct of an audit of the Company’s financial statements and the adequacy of internal controls.

The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Rule 3256 of the Public Company Accounting Oversight Board, Communications Concerning Independence, and discussed with Ernst & Young LLP that firm’s independence from the Company. The Committee concluded that the provision by Ernst & Young LLP of non-audit services, including tax preparation services, to the Company is compatible with its independence.

Based on the review and discussions with management of the Company and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2011 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in the Company’s 2011 Annual Report to Stockholders.

April 30, 2012

The Audit Committee
William U. Westerfield - Chair
Cherrie Nanninga
David E. R. Dangoor

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The Company achieved certain financial and strategic goals during 2011. The Company’s U.S. wholesale Kitchenware and Tabletop businesses, which together account for approximately 80% of the Company’s consolidated net sales, achieved solid, profitable growth. Grupo Vasconia S.A.B. and the Company’s Canada business, a strategic alliance with Accent-Fairchild Group, both had record years in both sales and profits, reflecting strong consumer demand in their respective markets. In addition, in 2011 the Company made several important investments. The purpose of these investments was to assist in accelerating the Company’s growth by broadening the Company’s product base and diversifying the Company’s geographic base. All of these results were achieved through execution of the Company’s business strategy during an uncertain and challenging period in the global economy.

The financial highlights for 2011 included the following:

•	Net sales were $444.4 million in 2011 as compared to net sales of $443.2 million in 2010.

•	Income before taxes, equity in earnings, and extraordinary item was $16.8 million in 2011 as compared to income before taxes, equity in earnings, and extraordinary item of $19.7 million in 2010.

•

Net income was $14.1 million in 2011 as compared to net income of $20.3 million in 2010. Net income in 2011 included $2.0 million of acquisition related expenses. Net income in 2010 included a $2.5 million extraordinary gain.

•

EBITDA was $38.1 million in 2011 as compared to EBITDA of $42.9 million in 2010. The Company defines EBITDA as net income, adjusted to exclude undistributed equity earnings, extraordinary items, interest, income taxes, depreciation and amortization, stock compensation expense, loss on early retirement of debt and acquisition related expenses. A reconciliation of net income to EBITDA is included on page 24 of the Company’s Form 10-K filed on March 9, 2012.

The Company’s compensation program, which is based on the Company’s philosophy and objectives, provided for an evaluation of the 2011 financial results and the achievements of the executives in the determination of 2011 executive compensation, yielding a high level of correlation between pay and the achievement of the Company’s financial and strategic goals.

In 2011, the Board of Directors provided stockholders with the opportunity to cast an advisory vote on executive compensation. At our Annual Meeting, held on June 16, 2011, approximately 97.8% of the shares present at the meeting voted to approve the compensation of our named executive officers. Although this vote was non-binding and advisory, the Compensation Committee believes that the outcome affirms stockholder support of the Company’s approach to executive compensation. Both the Board and Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company’s compensation program historically has been designed to attract, reward and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A number of key principles guide management and the Compensation Committee in determining compensation for hiring, motivating, rewarding and retaining executive officers who create both short and long-term stockholder value for the Company. The Company believes that a significant amount of compensation must be linked to measurable success in business performance. A strong link between compensation and performance provides incentives for achieving short and long-term financial and business objectives and for aligning management’s interests with those of the stockholders. Management and the Compensation Committee also believe that it must set compensation at levels that will be competitive with the compensation offered by those companies against whom the Company competes for executive talent so that the Company is able to attract and retain talented and experienced executives.

In an effort to balance the need to retain executive talent yet motivate executives to achieve superior performance, the Company has adopted a compensation philosophy that contains both fixed and variable elements of compensation. The Company’s compensation philosophy is to reward executives with compensation aligned to the Company’s short-term and long-term financial goals and the establishment of performance targets that do not promote excessive risk. The elements of the Company’s executives’ total compensation are base salary, cash bonus and stock incentives. The compensation program was designed to create a substantial percentage of variable compensation for executives, subject to increases or decreases based on the attainment of specified achievements and targets. Consistent with the Company’s goal of linking pay and performance, the performance-based compensation of the Company’s CEO and COO amounted to 67% and 53% of their total compensation, respectively, for 2011.

The named executive officers (“NEOs”) of the Company are:

Jeffrey Siegel	Chairman of the Board of Directors, Chief Executive Officer and President

Ronald Shiftan	Vice Chairman of the Board of Directors and Chief Operating Officer

Craig Phillips	Senior Vice-President — Distribution and Director

Laurence Winoker	Senior Vice-President — Finance, Treasurer and Chief Financial Officer

ROLE OF THE COMPENSATION COMMITTEE

The purpose of the Compensation Committee is to assist the Board of Directors of the Company in fulfilling its responsibilities relating to executive as well as non-executive compensation. The principal duties and responsibilities of the Compensation Committee include:

(i)	Reviewing and approving compensation principles that apply generally to the Company’s employees;

(ii)	Establishing and reviewing corporate goals and objectives relevant to the compensation of the Chief Executive Officer and Chief Operating Officer, evaluating their performances in light of the established goals and objectives, and approving their annual compensation; and

(iii)	Reviewing corporate goals and objectives (as established by the Chief Executive Officer and Chief Operating Officer) relevant to the compensation of the other NEOs, evaluating their performances in light of the established goals (considering evaluations and recommendations provided by the Chief Executive Officer and Chief Operating Officer), and approving their annual compensation. The Compensation Committee considers the following factors in making or approving compensation decisions or recommendations from executive management: Company performance, division performance, individual performance, competitive market data, executive experience, executive potential and retention.

In addition, the Compensation Committee reviews the evaluation process and compensation structure for the other members of senior management of the Company. The Compensation Committee is also responsible for the administration of the Company’s 2000 Incentive Bonus Compensation Plan and the Company’s 2000 Long-Term Incentive Plan.

Since 2008, the Compensation Committee has engaged Pearl Meyer & Partners as the Compensation Committee’s independent outside compensation consultant to provide services related to executive and non-employee director compensation. Pearl Meyer & Partners does not provide other services to the Company unless approved by the Compensation Committee.

Pearl Meyer & Partners assists the Compensation Committee in its evaluation of the Company’s compensation philosophy and with the development of relevant metrics used by the Compensation Committee to assure internal equity and market parity. Pearl Meyer & Partners developed a peer group of companies with characteristics generally comparable to the Company’s revenue and market capitalization for review and approval by the Compensation Committee. The peer group companies used in the analysis are Blyth Inc., Kenneth Cole Productions Inc., CSS Industries Inc., Perry Ellis Intl Inc., G-III Apparel Group, Helen of Troy, JAKKS Pacific Inc., Libbey Inc. and Kid Brands, Inc. The Compensation Committee believes that the companies included in the peer group are the most comparable public companies; however most of the Company’s direct competitors are either smaller, international or privately-held. The Compensation Committee considers the competitive data compiled by Pearl Meyer & Partners as reference points, but does not “benchmark” to specific pay levels when establishing goals and objectives relevant to the Company’s compensation policy. In 2010, Pearl Meyer & Partners provided competitive data and a market analysis which was used by the Compensation Committee in negotiating the terms of the CEO’s new employment agreement, which became effective on January 1, 2011.

Fees paid to Pearl Meyer & Partners by the Company for compensation consulting services in 2011 and 2010 were $178,000 and $92,000, respectively.

SPECIFIC ELEMENTS OF NEO COMPENSATION

SALARY

Salary is intended to compensate the executive for performance of core job responsibilities and duties.

The salaries of Jeffrey Siegel and Ronald Shiftan are fixed by employment agreements that have been negotiated between Messrs. Siegel and Shiftan, respectively, and the Compensation Committee.

In determining Mr. Siegel’s compensation, the Compensation Committee took into account Mr. Siegel’s long-standing executive role in the Company, his extensive knowledge of and experience in the Housewares industry and his role in directing the growth of the Company. The Compensation Committee views Mr. Siegel as one of the most experienced and successful executives in the Housewares industry. The Compensation Committee also reviewed compensation being paid to other chief executive officers having the depth of experience, knowledge and industry awareness possessed by Mr. Siegel.

In determining Mr. Shiftan’s compensation, the Compensation Committee took into account his significant role in developing, structuring and implementing the Company’s growth and acquisition strategies. The Compensation Committee also considered Mr. Shiftan’s role in assisting Mr. Siegel in various aspects of the Company’s business.

The salaries of Craig Phillips and Laurence Winoker are set forth in their employment agreements with the Company.

CASH BONUSES

Mr. Siegel and Mr. Shiftan receive cash bonuses based on certain targets established pursuant to their respective employment agreements that are based on earnings before interest and taxes adjusted for certain items and individual goals as more fully described below under the Summary Compensation Table.

Cash bonuses paid to Mr. Siegel and Mr. Shiftan in 2011 represented 60% and 77%, respectively, of the maximum cash bonuses available to them pursuant to their employment agreements.

Mr. Phillips’ bonus is discretionary. Mr. Winoker is entitled to receive a bonus, based on a target of 40% of his base salary, determined based on performance objectives set forth in writing at the beginning of each calendar year during the term of his employment agreement.

STOCK OPTIONS

The Compensation Committee granted stock options to Jeffrey Siegel, Ronald Shiftan and Laurence Winoker in connection with their entering into their respective employment agreements. In addition, each NEO generally receives stock options once a year based on individual, division and Company performance, overall dilution, retention and executive potential.

In 2009, Pearl Meyer & Partners provided the Compensation Committee with guidelines for long-term incentives that approximated the Company’s targeted competitive position of between the 50th and 75th percentiles with respect to the Company’s peer group and long-term incentive survey data, which was measured using a variety of different perspectives in recognition of the Company’s share price volatility leading up to the date of the analysis. The Compensation Committee considers illustrative guidelines provided to the Compensation Committee by Pearl Meyer & Partners, together with individual, division and Company performance, overall dilution, retention and executive potential, in granting stock options to the NEOs.

OTHER COMPENSATION

The Company maintains a defined contribution 401(k) plan for all employees including the NEOs. The Company suspended its matching contributions effective January 1, 2009.

The Company offers perquisites that it believes are customary and reasonable, such as Company paid automobile expenses, and with respect to Messrs. Siegel and Shiftan, reimbursement or payment of certain insurance and professional expenses.

The following chart shows each of the above elements of compensation as a percentage of total compensation received by the NEOs for 2011, 2010 and 2009:

		Major Elements of Each NEO’s Compensation as a Percentage of Total Compensation				Total Compensation Per Summary Compensation Table
		% Salary	% Bonus	% Stock options	% Other compensation	Total $
Jeffrey Siegel	2011	30	41	26	3	$3,344,579
	2010	32	38	26	4	3,132,413
	2009	51	43	—	6	1,971,252
Ronald Shiftan	2011	40	45	8	7	1,399,994
	2010	33	39	26	7	1,721,709
	2009	36	31	26	7	1,489,634
Craig Phillips	2011	66	25	6	3	492,380
	2010	65	19	12	4	504,226
	2009	81	15	—	4	382,139
Laurence Winoker	2011	60	30	8	2	682,363
	2010	49	30	20	1	819,871
	2009	64	28	6	2	504,603

ACCOUNTING AND TAX CONSIDERATIONS

Internal Revenue Code (the “Code”) Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any of the companies’ chief executive officer and other named executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. The Company periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of an executive’s compensation to comply with certain exemptions in Section 162(m). However, the Company reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m), when the Company believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and the executive officer’s performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. The Compensation Committee also evaluates the levels of risks arising from the Company’s compensation policies and practices and reviews suggested practices to mitigate such risks. The risks considered by the Compensation Committee included the following: i) strategic risk, which involves the alignment of performance metrics of executives with the objective of long-term value creation for shareholders, ii) governance risk, focused on the independence and level of expertise of Compensation Committee members as well as the use of a compensation consultant, and iii) pay-mix risk, which includes the balancing of the fixed and variable performance components of executive compensation. The Company concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Based on this review, discussion and evaluation of risks, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

April 30, 2012	The Compensation Committee
Cherrie Nanninga – Chair
John Koegel
Michael Jeary

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the Company’s NEOs:

Name and Principal Position	Year	Salary	Bonus	Option awards (1)	All other compensation	Total
Jeffrey Siegel (2)	2011	$1,000,000	$1,379,842	$877,500	$87,237	$3,344,579
Chairman of the Board of	2010	1,004,733	1,190,984	805,000	131,696	3,132,413
Directors, Chief Executive	2009	999,678	841,344	—	130,230	1,971,252
Officer and President
Ronald Shiftan (3)	2011	566,000	631,202	110,400	92,392	1,399,994
Vice Chairman of the Board of	2010	566,183	662,019	402,500	91,007	1,721,709
Directors and Chief Operating	2009	538,235	460,378	393,750	97,271	1,489,634
Officer
Craig Phillips (4) Senior Vice-President — Distribution and Director	2011	325,000	123,500	27,600	16,280	492,380
	2010	325,096	97,663	60,375	21,092	504,226
	2009	311,539	56,250	—	14,350	382,139
Laurence Winoker (5)	2011	406,800	208,282	55,200	12,081	682,363
Senior Vice-President —	2010	399,760	248,480	161,000	10,631	819,871
Finance, Treasurer and Chief	2009	320,948	141,052	30,000	12,603	504,603
Financial Officer

Notes:

(1)	Represents the aggregate grant date fair value of the stock options as determined under the Financial Accounting Standards Board Accounting Standards Codification Topic No. 718-20, Awards Classified as Equity, which will be recognized by the Company for options granted during 2011, 2010, and 2009. For information regarding the valuation of these options refer to Note G to the Company’s Consolidated Financial Statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.
(2)	2011 – All other compensation consists of reimbursement of insurance expenses of $60,000, Company paid automobile related expenses of $22,237, and reimbursement of professional fees of $5,000.

2010 – All other compensation consists of reimbursement of insurance expenses of $100,000 (includes a gross-up payment to cover taxes of $40,000), Company paid automobile related expenses of $26,696, and reimbursement of professional fees of $5,000. Effective January 1, 2011, the Company discontinued the practice of paying tax gross-ups with respect to insurance and other reimbursements.

2009 – All other compensation consists of reimbursement of insurance expenses of $100,000 (includes a gross-up payment to cover taxes of $40,000), Company paid automobile related expenses of $24,230, and reimbursement of professional fees of $6,000.

(3)	2011 – All other compensation consists of reimbursement of insurance expenses of $60,000, Company paid automobile related expenses of $20,599, and reimbursement of professional fees of $11,793.

2010 – All other compensation consists of reimbursement of insurance expenses of $60,000, Company paid automobile related expenses of $20,005, and reimbursement of professional fees of $11,002.

2009 – All other compensation consists of reimbursement of insurance expenses of $60,000, Company paid automobile related expenses of $24,204, and reimbursement of professional fees of $13,067.

(4)	2011 – All other compensation consists of Company paid automobile related expenses of $16,280.

2010 – All other compensation consists of Company paid automobile related expenses of $21,092.

Notes (continued):

2009 – All other compensation consists of Company paid automobile related expenses of $14,350.

(5)	2011 – All other compensation consists of Company paid automobile related expenses of $12,081.

2010 – All other compensation consists of Company paid automobile related expenses of $10,631.

2009 – All other compensation consists of Company paid automobile related expenses of $12,603.

Jeffrey Siegel

On May 2, 2006, Jeffrey Siegel entered into an employment agreement with the Company (the “Employment Agreement”) whereby the Company employed Mr. Siegel as its President and Chief Executive Officer for a five year term that commenced on January 1, 2006, with automatic renewals for additional consecutive one year periods unless his term of employment was terminated by either the Company or Mr. Siegel. The Employment Agreement provided for an annual salary of $960,000 with annual increments based on changes in the Bureau of Labor Statistics Consumer Price Index for All Urban Consumers for the New York Area.

The Employment Agreement was amended on August 10, 2009 (the “First Amendment”) to (a) revise the provisions relating to the bonuses which Mr. Siegel was entitled to receive for each year during the term of his employment under the Employment Agreement and (b) modify the provisions relating to Section 409A of the Code. The Employment Agreement was further amended on November 9, 2010 (the “Second Amendment”) to revise the provisions relating to the bonuses which Mr. Siegel was entitled to receive for each year during the term of his employment under the Employment Agreement, as amended by the First Amendment and the Second Amendment (the “Amended Employment Agreement”). The Amended Employment Agreement specified that Mr. Siegel would receive 50% of the target bonus for a year in which the Adjusted IBIT for such year reached the threshold of 50% of the targeted Adjusted IBIT for such year and also provided for Mr. Siegel to receive a maximum of 200% of the target bonus for such year if the Adjusted IBIT for such year equaled or exceeded 200% of the target Adjusted IBIT for such year.

Pursuant to the Employment Agreement, as amended by the First Amendment, with respect to the year ended December 31, 2009, Mr. Siegel was entitled to receive certain bonuses provided for in the Employment Agreement prior to the First Amendment; provided, however, in no event more in the aggregate than the “2009 Annual Adjusted IBIT Performance Bonus” as defined in the Employment Agreement, as amended by the First Amendment. The amount of the 2009 Annual Adjusted IBIT Performance Bonus was less than the bonus provided for in his Employment Agreement prior to its amendment by the First Amendment and, therefore, Mr. Siegel was paid the lesser amount. The Employment Agreement, as amended by the First Amendment, defines the term “2009 Annual Adjusted IBIT Performance Bonus” as that amount shown opposite the adjusted IBIT achieved by the Company for such year in a table (the “2009 Adjusted IBIT Performance Bonus Table”) delivered to Mr. Siegel by the Compensation Committee concurrently with the execution of the Second Amendment. The term “Adjusted IBIT,” as it applies to any particular year, means that amount for such year equal to the Company’s income before income taxes as determined by the Company’s independent auditors using generally accepted accounting principles, subject to such adjustments as are set forth in the Adjusted IBIT Performance Bonus Table for such year.

For the year ended December 31, 2010, the Compensation Committee prepared an Adjusted IBIT Performance Bonus Table for such year similar to the 2009 Adjusted IBIT Performance Table, except that (i) the Adjusted IBIT to be achieved by the Company for Mr. Siegel to obtain 100% of the target bonus was based on the annual budget for such year prepared by the management and discussed with the Board of Directors of the Company and (ii) the target bonus payable upon achieving 100% of the target Adjusted IBIT for such year was 100% of the salary payable to Mr. Siegel for such year. Pursuant to the Amended Employment Agreement, the threshold Adjusted IBIT for 2010 was 50% of the target Adjusted IBIT for such year which, if achieved, entitled Mr. Siegel to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Similarly, the maximum Adjusted IBIT for such year was 200% of the target Adjusted IBIT for such year which, if achieved, entitled Mr. Siegel to receive 200% of the target bonus for such year, consistent with the Adjusted IBIT Performance Table for such year.

The Amended Employment Agreement also provided that the Adjusted IBIT Performance Bonus for 2010 would be zero if the Adjusted IBIT achieved by the Company for 2010 was less than the threshold Adjusted IBIT for 2010, and in no event would the Adjusted IBIT Performance Bonus for such year be more than the maximum target bonus for 2010 even if the Adjusted IBIT achieved by the Company for such year exceeded the maximum Adjusted IBIT for such year.

The Amended Employment Agreement also provided for other perquisites including Company paid automobile related expenses, the reimbursement of legal fees for financial, investment and/or tax advice, and the drafting of wills and trusts in connection with estate planning up to $10,000 during any twelve month period, the reimbursement of legal fees related to the drafting of his employment agreement up to $20,000 and the reimbursement of insurance premiums paid by Mr. Siegel up to $60,000 per year plus a gross-up payment from the Company in an amount such that the net amount retained by Mr. Siegel, after the calculation and reduction for any Federal, state, and local income taxes and employment taxes on the gross-up payment, shall be equal to the additional life insurance policy income.

The Amended Employment Agreement further provided for payments due to Mr. Siegel upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Siegel’s employment agreement, before it was amended by the First Amendment, was filed with the SEC as an exhibit to a Form 8-K dated May 8, 2006. The complete text of the First Amendment to Mr. Siegel’s employment agreement was filed with the SEC as an exhibit to a Form 8-K dated August 12, 2009. The complete text of the Second Amendment was filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Effective as of January 1, 2011, Mr. Siegel entered into a new employment agreement (the “New Employment Agreement”) with the Company. The New Employment Agreement extended the term of Mr. Siegel’s employment through December 31, 2013, with automatic renewals for additional one year periods unless his employment is terminated by either the Company or Mr. Siegel; provides for an annual base salary of $1,000,000; Company-paid automobile expenses; reimbursement of certain legal, financial and other professional services up to $10,000 during any twelve month period; and reimbursement of insurance premiums up to $60,000 per year. The New Employment Agreement eliminated all gross-up payments for taxes on such additional payments.

Pursuant to the New Employment Agreement, the Company granted Mr. Siegel an option to purchase 150,000 shares of the Company’s common stock at a price per share equal to the closing stock price on March 4, 2011. Such stock option will vest and become exercisable in three equal installments on December 31, 2011, 2012 and 2013 and expire ten years from the date of grant. The New Employment Agreement also entitles Mr. Siegel to receive (a) an Annual Adjusted IBIT Performance Bonus, and (b) an Annual Individual Goal Bonus. The Annual Adjusted IBIT Performance Bonus is based on an Adjusted IBIT Performance Bonus table prepared by the Compensation Committee of the Board of Directors for each such year which shall be similar to the Adjusted IBIT Performance Table for the year 2010 prepared by the Compensation Committee, except that the Adjusted IBIT to be achieved by the Company for Mr. Siegel to obtain 100% of the target bonus will be based on the annual budget for such year prepared by the management of the Company and approved by the Board of Directors of the Company. The target bonus payable will be calculated and determined in the same manner as the target bonus payable for 2010 pursuant to the Amended Employment Agreement. For each year during the term of his employment under the New Employment Agreement, which commenced with the year ended December 31, 2011, Mr. Siegel shall be entitled to receive an Annual Individual Goal Bonus equal to 25% of his salary for such year based on meeting individual measurable objectives set by the Compensation Committee in consultation with Mr. Siegel. If Mr. Siegel satisfies at least 50% of such objectives, he shall be entitled to an Annual Individual Goal Bonus equal to 12.5% of his salary for such year. If Mr. Siegel meets less than 50% of such objectives, he shall not be entitled to receive any Annual Individual Goal Bonus for such year. The New Employment Agreement further provides for payments due to Mr. Siegel upon the termination of his employment under the New Employment Agreement. The complete text of the New Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated March 8, 2011.

On April 30, 2012, the Company entered into a first amendment to Mr. Siegel’s New Employment Agreement (the “First Amendment to New Employment Agreement”), pursuant to which provisions that limited payments to the amount deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Cut-Back Provisions”), were eliminated. The Cut-Back Provisions were included in Section 3(a) of the Amended Employment Agreement and in Section 4(a) of the New Employment Agreement and such provisions were deleted as if such provisions were never contained therein. The complete text of the First Amendment to New Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated April 30, 2012.

Ronald Shiftan

On August 10, 2009, the Company entered into an amended and restated employment agreement with Ronald Shiftan (the “Amended and Restated Employment Agreement”) whereby the Company employed Mr. Shiftan as its Vice Chairman and Chief Operating Officer through December 31, 2012, with automatic renewals for additional one year periods unless terminated by either the Company or Mr. Shiftan. Pursuant to the Amended and Restated Employment Agreement, Mr. Shiftan’s annual salary was $518,000, effective January 1, 2008, and increased to $566,000 effective January 1, 2010. On November 9, 2010, the Company entered into an amendment of the Amended and Restated Employment Agreement with Mr. Shiftan (the “Amendment of Amended and Restated Employment Agreement”), which provided that Mr. Shiftan is to receive 50% of the target bonus for a year in which the Adjusted IBIT for such year reaches the threshold of 50% of the target Adjusted IBIT for such year and also provides for Mr. Shiftan to receive a maximum of 150% of the target bonus for such year if the Adjusted IBIT for such year equals or exceeds 150% of the target Adjusted IBIT for such year.

Pursuant to the Amended and Restated Employment Agreement, with respect to the year ending December 31, 2009, Mr. Shiftan was entitled to receive certain bonuses provided for in his employment agreement prior to its amendment and restatement; provided, however, in no event more in the aggregate than the “2009 Annual Adjusted IBIT Performance Bonus” as defined in the Amended and Restated Employment Agreement. The amount of the 2009 Annual Adjusted IBIT Performance Bonus was less than the bonus provided for in his employment agreement prior to its amendment and, therefore, Mr. Shiftan was paid the lesser amount. The Amended and Restated Employment Agreement defines the term “2009 Annual Adjusted IBIT Performance Bonus” as that amount shown opposite the adjusted IBIT achieved by the Company for such year in a table (the “2009 Adjusted IBIT Performance Bonus Table”) delivered to Mr. Shiftan by the Compensation Committee concurrently with the execution of the Amendment of his Amended and Restated Employment Agreement.

The term “Adjusted IBIT,” as it applies to any particular year, means that amount for such year equal to the Company’s income before income taxes as determined by the Company’s independent auditors using generally accepted accounting principles, subject to such adjustments as are set forth in the Adjusted IBIT Performance Bonus Table for such year.

For each year following the year ended December 31, 2009, the Amended and Restated Employment Agreement provides that the Compensation Committee is to prepare an Adjusted IBIT Performance Bonus Table for such year similar to the 2009 Adjusted IBIT Performance Table, except that (i) the Adjusted IBIT to be achieved by the Company for Mr. Shiftan to obtain 100% of the target bonus will be based on the annual budget for such year prepared by the management and discussed with the Board of Directors of the Company and (ii) the target bonus payable upon achieving 100% of the target Adjusted IBIT for such year will be 100% of the salary payable to Mr. Shiftan for such year. Pursuant to the Amendment of Amended and Restated Employment Agreement, the threshold Adjusted IBIT for such year will be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Shiftan to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year. Similarly, the maximum Adjusted IBIT for such year will be 150% of the target Adjusted IBIT for such year which, if achieved, would entitle Mr. Shiftan to receive 150% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year.

The Amended and Restated Employment Agreement also provides that the Adjusted IBIT Performance Bonus for any such year will be zero if the Adjusted IBIT achieved by the Company for such year is less than the threshold Adjusted IBIT for such year, and in no event will an Adjusted IBIT Performance Bonus for such year be more than the maximum target bonus for such year even if the Adjusted IBIT achieved by the Company for such year exceeds the maximum Adjusted IBIT for such year.

The Amended and Restated Employment Agreement further provides that for each year during Mr. Shiftan’s employment under the Amended and Restated Employment Agreement, he shall be entitled to receive an Annual Individual Goal Bonus equal to 10% of his salary for such year based on meeting individual measurable objectives set by the Chief Executive Officer and monitored by the Compensation Committee of the Board of Directors. If Mr. Shiftan meets at least 50% of such objectives, he shall be entitled to an Annual Individual Goal Bonus equal to at least 5% of his salary for such year. If Mr. Shiftan satisfies less than 50% of such objectives, he shall not be entitled to receive any Annual Individual Goal Bonus for such year.

Pursuant to the Amended and Restated Employment Agreement, Mr. Shiftan was granted an option to purchase 125,000 shares of the Company’s common stock at a price equal to the closing stock price on August 10, 2009 with an expiration of five years from the date of grant. The option vested 25% on December 31, 2009 and the balance vests in three equal annual installments commencing on December 31, 2010 and, therefore, 75% was vested as of December 31, 2011.

The Amended and Restated Employment Agreement also provides for certain perquisites including Company paid automobile related expenses, the reimbursement of legal fees for financial, investment and/or tax advice, and the drafting of wills and trusts in connection with estate planning up to $15,000 during any twelve month period, and the reimbursement of insurance premiums paid by Mr. Shiftan up to $60,000 per year.

The Amended and Restated Employment Agreement further provides for payments due to Mr. Shiftan upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of the Amended and Restated Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated August 12, 2009. The complete text of the Amendment of the Amended and Restated employment agreement was filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Craig Phillips

On March 8, 2010, the Company entered into an amended and restated employment agreement with Craig Phillips whereby the Company employed Mr. Phillips as the Company’s Senior Vice-President —Distribution. The agreement provided for an initial base annual salary of $325,000 and an annual bonus determined by the Compensation Committee of the Board of Directors, upon recommendation of the Company’s Chief Executive Officer and Chief Operating Officer, based primarily upon the Chief Executive Officer’s and Chief Operating Officer’s evaluation of Mr. Phillips’ performance during such calendar year. The agreement also provides for certain perquisites including fringe benefits and Company paid automobile related expenses.

Mr. Phillips’ employment agreement further provides for payments to Mr. Phillips upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Phillips’ amended and restated employment agreement was filed with the SEC as an exhibit to a Form 8-K dated March 10, 2010.

Laurence Winoker

On June 28, 2007, the Company entered into an employment agreement with Laurence Winoker, whereby the Company employed Mr. Winoker as the Company’s Senior Vice-President — Finance, Treasurer and Chief Financial Officer for a three year term commencing on July 2, 2007 with automatic renewals thereafter for additional one year periods unless terminated by either Mr. Winoker or the Company. On March 8, 2010, the Company entered into an amendment to Mr. Winoker’s employment agreement, pursuant to which Mr. Winoker’s base salary increased to $400,000 with annual increases based on changes in the Bureau of Labor Statistics Consumer Price Index for New York-Northern New Jersey-Long Island, NY-NJ-CT-PA. Mr. Winoker’s employment agreement provides for an annual performance bonus, with a target of 40% of his base salary, based on performance objectives set forth in writing at the beginning of each calendar year during the term of the agreement. The agreement also provides for certain perquisites including fringe benefits and Company paid automobile related expenses.

In connection with the agreement, the Company also granted Mr. Winoker an option to purchase 75,000 shares of the Company’s common stock pursuant to the Company’s 2000 Long-Term Incentive Plan. The options vest over a 5 year period and expire on July 1, 2017.

On April 12, 2012, the Company entered into a second amendment to Mr. Winoker’s employment agreement, pursuant to which Mr. Winoker’s Base Salary increased to $425,000 and any increases in Base Salary based on changes in the Bureau of Labor Statistics Consumer Price Index for New York – Northern New Jersey – Long Island, NY-NJ-CT-PA were eliminated from Mr. Winoker’s employment agreement.

Mr. Winoker’s employment agreement further provides for payments to Mr. Winoker upon the termination of his employment as described under Potential Payments Upon Termination or Change in Control.

The complete text of Mr. Winoker’s employment agreement, before it was amended, was filed with the SEC as an exhibit to a Form 8-K dated July 3, 2007. The complete text of the first amendment to Mr. Winoker’s employment agreement was filed with the SEC as an exhibit to a Form 8-K dated March 10, 2010. The complete text of the second amendment to Mr. Winoker’s employment agreement was filed with the SEC as an exhibit to a Form 8-K dated April 16, 2012.

GRANTS OF PLAN BASED AWARDS DURING THE FISCAL YEAR

ENDED DECEMBER 31, 2011

The following table sets forth information regarding grants of stock based compensation to the NEOs during 2011:

Name	Grant date	Number of securities underlying options		Exercise or base price of option awards (1)	Grant date fair value of option awards
Jeffrey Siegel	March 4, 2011	150,000	(2)	$11.73	$5.85
Ronald Shiftan	June 16, 2011	20,000	(3)	10.79	5.52
Craig Phillips	June 16, 2011	5,000	(3)	10.79	5.52
Laurence Winoker	June 16, 2011	10,000	(3)	10.79	5.52

Notes:

(1)	Represents the closing price of the Company’s common stock on the respective grant dates.
(2)	The options vest in equal yearly installments over three years commencing on the first anniversary of the grant date and expire on the tenth anniversary of the grant date.
(3)	The options vest in equal yearly installments over four years commencing on the first anniversary of the grant date and expire on the tenth anniversary of the grant date.

The above stock options were granted pursuant to the Company’s 2000 Long-Term Incentive Plan, as amended (the “2000 Long-Term Plan”). Under the 2000 Long-Term Plan, up to 3,500,000 shares of the Company’s common stock may be subject to outstanding awards granted by the Board of Directors of the Company, or a duly appointed committee thereof, to directors, officers, employees, consultants and service providers to the Company and its affiliates in the form of stock options or other equity-based awards. At December 31, 2011, 332,476 shares of the total 3,500,000 shares that could be issued under the plan were available for awards that could be granted under the 2000 Long-Term Plan.

OPTION EXERCISES DURING THE FISCAL YEAR ENDED

DECEMBER 31, 2011

The following table sets forth information regarding exercises of stock based compensation options by NEOs during 2011:

Name	Number of shares acquired on exercise		Value realized on exercise
Ronald Shiftan	40,542	(1)	$489,750

Notes:

(1)	Used 34,458 shares to settle stock purchase.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

The following table sets forth the outstanding equity awards held by the NEOs at December 31, 2011:

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Jeffrey Siegel	15,000	(1)			4.60	November 9, 2018
	25,000	(2)	75,000	(2)	13.27	May 6, 2020
			150,000	(3)	11.73	March 3, 2021
Ronald Shiftan	5,000	(4)			8.55	August 12, 2013
	1,000	(5)			20.09	June 8, 2014
	15,000	(6)			4.60	November 9, 2018
	93,750	(7)	31,250	(7)	5.32	August 9, 2014
	12,500	(2)	37,500	(2)	13.27	May 6, 2020
			20,000	(8)	10.79	June 15, 2021
Craig Phillips	25,000	(9)			7.72	June 30, 2013
	16,000	(10)			29.96	May 1, 2016
	8,000	(11)	2,000	(11)	22.46	May 6, 2013
	3,750	(12)	1,250	(12)	4.60	November 9, 2018
	1,875	(2)	5,625	(2)	13.27	May 6, 2020
			5,000	(8)	10.79	June 15, 2021
Laurence Winoker	60,000	(13)	15,000	(13)	20.81	July 1, 2017
	3,750	(12)	1,250	(12)	4.60	November 9, 2018
	12,500	(14)	12,500	(14)	2.19	April 2, 2019
	5,000	(2)	15,000	(2)	13.27	May 6, 2020
			10,000	(8)	10.79	June 15, 2021

Notes:

(1)	This option was granted on November 10, 2008 and vested quarterly through December 31, 2010.
(2)	This option was granted on May 7, 2010 and vests 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.

Notes (continued):

(3)	This option was granted on March 4, 2011 and vests 33% a year in three equal annual installments commencing on the first anniversary of the date of grant.
(4)	This option was granted and vested on August 13, 2003.
(5)	This option was granted and vested on June 9, 2004.
(6)	This option was granted on November 10, 2008 and vested quarterly through June 30, 2010.
(7)	This option was granted on August 10, 2009 and vested 25% on December 31, 2009 with the balance vesting in three equal annual installments commencing on December 31, 2010.
(8)	This option was granted on June 16, 2011 and vests 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(9)	This option was granted on July 1, 2003 and vested 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(10)	This option was granted on May 2, 2006 and vested 20% a year in five equal annual installments commencing on the first anniversary of the date of grant.
(11)	This option was granted on May 7, 2007 and vests 20% a year in five equal annual installments commencing on the first anniversary of the date of grant.
(12)	This option was granted on November 10, 2008 and vests 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.
(13)	This option was granted on July 2, 2007 and vests 20% a year in five equal annual installments commencing on the first anniversary of the date of grant.
(14)	This option was granted on April 3, 2009 and vests 25% a year in four equal annual installments commencing on the first anniversary of the date of grant.

POTENTIAL PAYMENTS UPON TERMINATION

OR CHANGE IN CONTROL

The employment agreements that the Company has entered into with each of the NEOs require the Company to make certain payments to these individuals in the event of a termination of their employment or a change in control of the Company. The Company believes that the arrangements with respect to a change in control are appropriate to allow the NEOs to focus on the Company’s interests in a change of control situation without distractions relating to their employment. The following table shows estimated payments that would have been made to each of the Company’s NEOs pursuant to their current employment agreements under various scenarios involving a termination of employment or a change in control of the Company, assuming that each individual’s employment was terminated or a change in control of the Company had occurred on December 31, 2011 and using the closing market price of the Company’s common stock as of December 31, 2011:

Payment	Jeffrey Siegel	Ronald Shiftan	Craig Phillips	Laurence Winoker
Upon termination as a result of disability
Cash severance	$6,048,492	$3,381,596	$—	$203,400
Awarded but unpaid bonus	1,379,842	631,202	123,500	—
Stock options (intrinsic value)	61,500	240,125	—	—
Accrued vacation	39,197	21,770	12,500	—

	$7,529,031	$4,274,693	$136,000	$203,400

Upon termination as a result of death
Cash severance	$6,048,492	$3,381,596	$—	$—
Awarded but unpaid bonus	1,379,842	631,202	123,500	—
Stock options (intrinsic value)	61,500	240,125	—	—
Accrued vacation	39,197	21,770	12,500	—

	$7,529,031	$4,274,693	$136,000	$—

Upon termination by the Company for cause or by the executive without good reason
Awarded but unpaid bonus	$—	$—	$—	$208,282
Accrued vacation	39,197	21,770	—	14,082

	$39,197	$21,770	$—	$222,364

Payment	Jeffrey Siegel	Ronald Shiftan	Craig Phillips	Laurence Winoker
Upon termination as a result of a change in control of the Company
Cash severance	$6,048,492	$3,381,596	$—	$406,800
Awarded but unpaid bonus	1,379,842	631,202	—	208,282
Stock options (intrinsic value)	61,500	240,125	—	147,300
Health benefits	9,744	4,872	—	6,066
Insurance reimbursement	120,000	120,000	—	—
Accrued vacation	39,197	21,770	—	—

	$7,658,775	$4,399,565	$—	$768,448

All other involuntary terminations by the Company or by the executive for good reason
Cash severance	$6,048,492	$3,381,596	$325,000	$406,800
Awarded but unpaid bonus	1,379,842	631,202	123,500	208,282
Stock options (intrinsic value)	61,500	240,125	—	—
Health benefits	9,744	4,872	—	6,066
Insurance reimbursement	120,000	120,000	—	—
Accrued vacation	39,197	21,770	12,500	—

	$7,658,775	$4,399,565	$461,000	$621,148

The amounts shown for each NEO do not include payments and benefits that do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all salaried employees. The above payments reflect the amounts that would have been payable upon a termination of employment as of December 31, 2011.

Jeffrey Siegel

On May 2, 2006 Jeffrey Siegel entered into an employment agreement with the Company (the “Employment Agreement”) which was amended on August 10, 2009 (the “First Amendment”) and was further amended on November 9, 2010 (the “Second Amendment”). The Employment Agreement as amended by the First Amendment and the Second Amendment is referred to as the “Amended Employment Agreement”. On March 4, 2011, the Company entered into a new employment agreement with Mr. Siegel (the “New Employment Agreement”) pursuant to which Mr. Siegel’s employment under the Amended Employment Agreement was terminated and Mr. Siegel’s employment by the Company was continued under the terms of the New Employment Agreement.

Termination for Cause; Resignation Without Good Reason.

If Mr. Siegel’s employment is terminated by the Company for Cause (as defined in his employment agreement) or if Mr. Siegel resigns other than for Good Reason (as defined in his employment agreement), Mr. Siegel shall be entitled to be paid (i) his salary accrued up to and including the date of termination or resignation of his employment, (ii) an amount in lieu of any accrued but unused vacation time, and (iii) the amount of any unreimbursed expenses (collectively, the “Accrued Obligations”). Notwithstanding anything to the contrary in his employment agreement, Mr. Siegel shall be entitled to exercise any then-outstanding stock options granted to Mr. Siegel that shall have vested on or prior to such termination or resignation of employment.

Involuntary Termination.

If Mr. Siegel’s employment is terminated (i) by the Company for any reason other than Cause, (ii) by Mr. Siegel for Good Reason, (iii) by the Company or Mr. Siegel due to Mr. Siegel’s Disability (as defined in his employment agreement) or (iv) by reason of Mr. Siegel’s death (such a resignation or termination being hereinafter referred to as an “Involuntary Termination”), Mr. Siegel shall be entitled to payment of the Accrued Obligations.

In addition, in the event of Mr. Siegel’s Involuntary Termination, the Company shall pay to Mr. Siegel as severance (the “Severance Payments”) the following amounts:

(A)	3.0 times his salary,

(B)	3.0 times the average annual bonus paid by the Company to Mr. Siegel with respect to the two immediately preceding years, and

(C)	the Annual Adjusted IBIT Performance Bonus accrued to the date of termination.

In addition, in the event of Mr. Siegel’s Involuntary Termination, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable. Anything in his employment agreement to the contrary notwithstanding, no such Severance Payments shall be payable if Mr. Siegel’s employment with the Company ends at the expiration or non-renewal of the term of his employment under his employment agreement (the “Term”). In addition, Mr. Siegel shall continue to participate, at the Company’s expense, in the Company’s health and medical plans and any other benefits provided to Mr. Siegel at the time of such Involuntary Termination until the end of the Term or until Mr. Siegel obtains other employment, whichever occurs first.

Involuntary Termination in Connection with Certain Changes in Control.

If, during the Term, the Company undergoes a Change in Control (as defined in his employment agreement), and either (i) Mr. Siegel’s employment is thereafter terminated under circumstances that would constitute an Involuntary Termination or (ii) Mr. Siegel undergoes an Involuntary Termination and within 90 days of the Involuntary Termination, the Company executes a definitive agreement to enter into a transaction the consummation of which would result in a Change in Control and such transaction is actually consummated, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable and Mr. Siegel shall be entitled to payment of the Accrued Obligations and the Severance Payments. In addition, Mr. Siegel shall be entitled to the continuation of his benefits. The Company shall make the payments and provide the benefits to be paid and provided under his employment agreement; provided, however, if all or any portion of the payments and benefits provided under his employment agreement, either alone or together with other payments and benefits which Mr. Siegel receives or is then entitled to receive from the Company or otherwise, would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), the Company shall reduce such payments and such other payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision); and, (ii) by reason of such reduction, the net after-tax benefit to Mr. Siegel shall exceed the net after-tax benefit if such reduction were not made.

Termination Due to Disability.

In the event of Mr. Siegel’s Disability, either the Company or Mr. Siegel shall be entitled to terminate Mr. Siegel’s employment. In the event that Mr. Siegel elects to terminate his employment due to Disability, such termination shall be deemed to be an Involuntary Termination and Mr. Siegel shall be entitled to payment of the Accrued Obligations, the Severance Payments and any disability benefits that are provided under the terms of any pension, medical, disability or life insurance plan applicable to senior executives of the Company, applicable to Mr. Siegel at the time of his Disability. In addition, in the event Mr. Siegel’s employment is terminated due to Disability, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable.

Death.

Except in certain circumstances, no salary or benefits shall be payable under the New Employment Agreement following the date of Mr. Siegel’s death. In the event of Mr. Siegel’s death, the Accrued Obligations and the Severance Payments shall be paid to Mr. Siegel’s beneficiary. Mr. Siegel’s beneficiary shall also be entitled to any death benefits that are provided under the terms of any pension, medical, disability or life insurance plan applicable to senior executives of the Company, applicable to Mr. Siegel at the time of death. In addition, in the event of Mr. Siegel’s death, all of Mr. Siegel’s then-outstanding stock options shall be immediately vested and exercisable.

Continuation of Life Insurance.

Notwithstanding the termination of Mr. Siegel’s employment (other than by reason of Cause or by reason of his death) the Company shall continue in force and pay the premiums on life insurance on the life of Mr. Siegel that the Company is required to maintain and pay the premiums on pursuant to the New Employment Agreement.

The complete text of the New Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated March 8, 2011.

Ronald Shiftan

On August 10, 2009 the Company entered into an Amended and Restated Employment Agreement with Ronald Shiftan (the “Amended and Restated Employment Agreement”). On November 9, 2010 the Company entered into an amendment of the Amended and Restated Employment Agreement with Mr. Shiftan (the “Amendment of Amended and Restated Employment Agreement”).

Termination for Cause; Resignation Without Good Reason.

If Mr. Shiftan’s employment is terminated by the Company for Cause (as defined in his employment agreement) or if Mr. Shiftan resigns other than for Good Reason (as defined in his employment agreement), Mr. Shiftan shall be entitled to be paid (i) his salary accrued up to and including the date of termination or resignation of his employment, (ii) an amount in lieu of any accrued but unused vacation time, and (iii) the amount of any unreimbursed expenses (collectively, the “Accrued Obligations”). Notwithstanding anything to the contrary in his employment agreement, Mr. Shiftan shall be entitled to exercise any then-outstanding stock options granted to Mr. Shiftan that shall have vested on or prior to such termination or resignation of employment.

Involuntary Termination.

If Mr. Shiftan’s employment is terminated (i) by the Company for any reason other than Cause, (ii) by Mr. Shiftan for Good Reason, (iii) by the Company or Mr. Shiftan due to Mr. Shiftan’s Disability (as defined in his employment agreement) or (iv) by reason of Mr. Shiftan’s death (such a resignation or termination being hereinafter referred to as an “Involuntary Termination”), Mr. Shiftan shall be entitled to payment of the Accrued Obligations.

In addition, in the event of Mr. Shiftan’s Involuntary Termination, the Company shall pay to Mr. Shiftan as severance (the “Severance Payments”) the following amounts:

(A)	3.0 times his salary,

(B)	3.0 times the average annual bonus paid by the Company to Mr. Shiftan with respect to the two immediately preceding years, and

(C)	the Annual Adjusted IBIT Performance Bonus accrued to the date of termination.

In addition, in the event of Mr. Shiftan’s Involuntary Termination, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable. Anything in his employment agreement to the contrary notwithstanding, no such Severance Payments shall be payable if Mr. Shiftan’s employment with the Company ends at the expiration or non-renewal of the term of his employment under his employment agreement (the “Term”). In addition, Mr. Shiftan shall continue to participate, at the Company’s expense, in the Company’s health and medical plans and any other benefits provided to Mr. Shiftan at the time of such Involuntary Termination until the end of the Term or until Mr. Shiftan obtains other employment, whichever occurs first.

Involuntary Termination in Connection with Certain Changes in Control.

If, during the Term, the Company undergoes a Change in Control (as defined in his employment agreement), and either (i) Mr. Shiftan’s employment is thereafter terminated under circumstances that would constitute an Involuntary Termination or (ii) Mr. Shiftan undergoes an Involuntary Termination and within 90 days of the Involuntary Termination, the Company executes a definitive agreement to enter into a transaction the consummation of which would result in a Change in Control and such transaction is actually consummated, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable and Mr. Shiftan shall be entitled to payment of the Accrued Obligations and the Severance Payments. In addition, Mr. Shiftan shall be entitled to the continuation of his benefits. The Company shall make the payments and provide the benefits to be paid and provided under his employment agreement; provided, however, if all or any portion of the payments and benefits provided under his employment agreement, either alone or together with other payments and benefits which Mr. Shiftan receives or is then entitled to receive from the Company or otherwise, would constitute a “parachute payment” within the meaning of Section 280G of the Code (or a similar or successor provision), the Company shall reduce such payments and such other payments to the extent necessary so that (i) no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (or a similar or successor provision); and, (ii) by reason of such reduction, the net after-tax benefit to Mr. Shiftan shall exceed the net after-tax benefit if such reduction were not made.

Termination Due to Disability.

In the event of Mr. Shiftan’s Disability, either the Company or Mr. Shiftan shall be entitled to terminate Mr. Shiftan’s employment. In the event that Mr. Shiftan elects to terminate his employment due to Disability, such termination shall be deemed to be an Involuntary Termination and Mr. Shiftan shall be entitled to payment of the Accrued Obligations, the Severance Payments and any disability benefits that are provided under the terms of any pension, medical, disability or life insurance plan applicable to senior executives of the Company, applicable to Mr. Shiftan at the time of his Disability. In addition, in the event Mr. Shiftan’s employment is terminated due to Disability, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable.

Death.

Except in certain circumstances, no salary or benefits shall be payable under Mr. Shiftan’s employment agreement following the date of Mr. Shiftan’s death. In the event of Mr. Shiftan’s death, the Accrued Obligations and the Severance Payments shall be paid to Mr. Shiftan’s beneficiary. Mr. Shiftan’s beneficiary shall also be entitled to any death benefits that are provided under the terms of any pension, medical, disability or life insurance plan applicable to senior executives of the Company, generally applicable to Mr. Shiftan at the time of death. In addition, in the event of Mr. Shiftan’s death, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable.

The complete text of Mr. Shiftan’s Amended and Restated Employment Agreement was filed with the SEC on a Form 8-K dated August 12, 2009. The complete text of the Amendment of Amended and Restated Employment Agreement was filed with the SEC as an exhibit included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Craig Phillips

On September 1, 2007 the Company entered into an Executive Employment Agreement with Craig Phillips (the “Executive Employment Agreement”). On March 8, 2010 the Company entered into an amendment of the Executive Employment Agreement with Mr. Phillips (the “Amended and Restated Executive Employment Agreement”).

General.

If Mr. Phillips’ employment is terminated during the term of his employment agreement for any reason, the Company shall pay to Mr. Phillips (i) his base salary for the period ending on the date of termination of his employment (the “Termination Date”), (ii) an amount for unused time bank days, (iii) if the Termination Date occurs after the end of a fiscal year and prior to payment of an annual bonus provided for in his employment agreement (the “Annual Bonus”) earned by Mr. Phillips for such fiscal year, Mr. Phillips shall be paid the Annual Bonus for such fiscal year and (iv) Mr. Phillips and any of his dependents shall be eligible for medical continuation coverage under the provisions of section 4980B of the Code or section 601 of the Employee Retirement Income Security Act (sometimes called “COBRA coverage”) to the extent required by applicable law (collectively, “Accrued Obligations”).

Death.

If Mr. Phillips’ employment is terminated by reason of Mr. Phillips’ death, then, in addition to the Accrued Obligations, Mr. Phillips’ estate shall receive payment of the Annual Bonus for the fiscal year in which the Termination Date occurs; provided, however, that the amount of the Annual Bonus shall be subject to a pro-rata reduction for the portion of the fiscal year following the Termination Date (“Pro-Rated Annual Bonus”).

Disability.

If Mr. Phillips’ employment is terminated by reason of Mr. Phillips’ Total Disability (as defined in his employment agreement), then, in addition to the Accrued Obligations, Mr. Phillips shall receive payment of the Pro-Rated Annual Bonus for the fiscal year in which the Termination Date occurs.

Cause.

If Mr. Phillips’ employment is terminated for Cause, then, except as otherwise expressly provided in his employment agreement, the Company shall have no obligation to make payments under his employment agreement for any period after the Termination Date.

Resignation.

If Mr. Phillips’ employment is terminated by Mr. Phillips without Good Reason, then, except as otherwise expressly provided under his employment agreement, the Company shall have no obligation to make payments under his employment agreement for any period after the Termination Date.

Termination by the Company Without Cause or Termination by Mr. Phillips for Good Reason.

If Mr. Phillips’ employment is terminated by the Company without Cause, or by Mr. Phillips for Good Reason, then in addition to the Accrued Obligations, Mr. Phillips shall receive payment of the Pro-Rated Annual Bonus for the fiscal year in which the Termination Date occurs and the Company shall continue to pay Mr. Phillips his base salary from the Termination Date until the date twelve (12) months after the Termination Date (the “Severance Expiration Date”).

Failure of the Company to Renew.

Upon the expiration of the Initial Term (as defined in his employment agreement) or any Additional Term (as defined in his employment agreement) if the Company shall notify Mr. Phillips of its desire not to renew the term of his employment agreement for the next Additional Term of one (1) year, and Mr. Phillips notifies the Company in writing that Mr. Phillips is ready, willing and able to renew the term of his employment agreement for the next Additional Term of one (1) year, and the Company at such time did not have grounds to terminate Mr. Phillips’ employment for Cause then the Company’s failure to renew shall be treated in the same manner as a termination without Cause and, in addition to the Accrued Obligations, Mr. Phillips shall receive payment of the Pro-Rated Annual Bonus for the fiscal year in which the Termination Date occurs and the Company shall continue to pay Mr. Phillips his base salary, at the rate in effect on the Termination Date, from the Termination Date until the Severance Expiration Date.

Severance Reduced by Other Compensation.

Payments by the Company of base salary for any period after the Termination Date and through the Severance Expiration Date (the “Severance Period”), if any are required to be made pursuant to his employment agreement, shall be reduced and offset by any compensation Mr. Phillips receives which is attributable to services performed for other enterprises during such period.

The complete text of Mr. Phillips’ amended and restated employment agreement was filed with the SEC on a Form 8-K dated March 10, 2010.

Laurence Winoker

On June 27, 2007 the Company entered into an Employment Agreement with Laurence Winoker (the “Employment Agreement”). On March 8, 2010 and April 12, 2012, the Company entered into amendments of the Employment Agreement with Mr. Winoker.

Termination Due to Permanent Disability.

In the event that his employment agreement is terminated due to Disability (as defined in his employment agreement), Mr. Winoker shall receive an amount equal to his base salary for a period of six (6) months from the date of termination.

Termination by Mr. Winoker Voluntarily; Termination by the Company For Cause.

Upon any termination of Mr. Winoker’s employment agreement either (i) voluntarily by Mr. Winoker (except if he is voluntarily terminating his employment agreement due to a Change of Control or for Good Reason (as defined in his employment agreement) or (ii) by the Company for Cause (as defined in his employment agreement), all payments, salary and other benefits thereunder shall cease at the date of termination, with the exception of Vested Benefits (as defined in his employment agreement) and any accrued but unused vacation time, if any, prorated to the date of Mr. Winoker’s termination and the reimbursement of proper expenses.

Termination by the Company Without Cause; Termination by Mr. Winoker for Good Reason; Election not to Offer New Employment.

In the event that (i) his employment agreement is terminated by the Company without Cause, or (ii) his employment agreement is terminated by Mr. Winoker for Good Reason or (iii) the Company chooses not to offer further employment to Mr. Winoker beyond the initial term or any renewal term, if applicable, on terms and conditions that are, in the aggregate, no less favorable to Mr. Winoker than the terms and conditions of his employment agreement, and a Change of Control (as defined in his employment agreement) has not occurred, then the following conditions shall apply:

(A) if Mr. Winoker’s employment agreement is terminated by the Company without Cause, then Mr. Winoker shall be entitled to receive (1) certain benefits set forth in his employment agreement and (2) an amount equal to Mr. Winoker’s base salary as in effect at the date of termination for a period of twelve (12) months from the date of termination;

(B) if Mr. Winoker’s employment agreement is terminated by Mr. Winoker for Good Reason, then Mr. Winoker shall be entitled to receive (1) certain benefits set forth in his employment agreement and (2) an amount equal to Mr. Winoker’s base salary as in effect at the effective date of termination for a period of twelve (12) months from the effective date of termination; and

(C) if the Company does not offer employment to Mr. Winoker beyond the initial term or any renewal term, as applicable, on terms and conditions that are, in the aggregate, no less favorable to Mr. Winoker than the terms and conditions of his employment agreement, then, subject to the provisions of his employment agreement, upon the normal expiration of the initial term or any renewal term, as applicable Mr. Winoker, shall be entitled to receive (1) certain benefits set forth in his employment agreement and (2) an amount equal to Mr. Winoker’s base salary as in effect upon the expiration of the initial term or any renewal term, as applicable, for a period of twelve (12) months from the expiration of the initial term or any renewal term, as applicable.

Termination by Mr. Winoker or the Company due to a Change of Control.

In the event that his employment agreement is terminated by Mr. Winoker or the Company due to a Change of Control, Mr. Winoker shall be entitled to receive (i) a cash payment equal to 100% of his annual base salary in effect at the effective date of the Change of Control, (ii) a cash payment equal to his pro-rata bonus, if such bonus has been communicated to Mr. Winoker, in writing, prior to the effective date of the Change of Control and (iii) certain benefits set forth in his employment agreement for a period of twelve (12) months. In addition, all of Mr. Winoker’s then-outstanding stock options shall vest and become immediately exercisable.

April 12, 2012 Amendment

On April 12, 2012 Mr. Winoker’s Employment Agreement was amended to provide that in the event that (i) the Company gives written notice to Mr. Winoker prior to the expiration of his term of employment of the Company’s decision not to extend his employment thereunder, (ii) Mr. Winoker gives written notice to the Company prior to the expiration of his term of employment of his decision to terminate his employment with the Company for Good Reason or (iii) there is a Change of Control in which Mr. Winoker is terminated, all of Mr. Winoker’s then-outstanding stock options shall immediately vest and become exercisable in their entirety and all restrictions on shares of restricted stock granted by the Company to Mr. Winoker on which any restrictions shall not have terminated shall immediately terminate. The Employment Agreement was also amended to provide that in the event that Mr. Winoker is terminated by the Company for Cause, then that portion of the then-outstanding stock options granted by the Company to Mr. Winoker that has not already vested shall be terminated and that portion of the then-outstanding shares of restricted stock granted by the Company to Mr. Winoker on which all restrictions have not already terminated shall be forfeited and cancelled.

The complete text of Mr. Winoker’s Employment Agreement, before it was amended, was filed with the SEC as an exhibit to a Form 8-K dated July 3, 2007. The complete text of the March 8, 2010 Amendment to Mr. Winoker’s Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated March 10, 2010. The complete text of the April 12, 2012 Amendment to Mr. Winoker’s Employment Agreement was filed with the SEC as an exhibit to a Form 8-K dated April 16, 2012.

DIRECTOR COMPENSATION

The following table sets forth compensation paid to the Company’s non-employee directors for 2011:

Name	Fees earned or paid in cash	Stock awards (1)	Total
Cherrie Nanninga	$70,500	$45,960	$116,460
William U. Westerfield	65,000	45,960	110,960
Michael Jeary	55,000	45,960	100,960
John Koegel	55,000	45,960	100,960
David E. R. Dangoor	50,500	45,960	96,460

Note:

(1)	Consists of restricted stock awards valued at the closing market price of the Company’s common stock on the date of grant.

The following table sets forth the aggregate number of restricted shares of the Company’s common stock and shares of the Company’s common stock issuable upon the exercise of stock options held by each non-employee director at December 31, 2011:

	Restricted Shares (1)	Stock Options
Name		Vested (2)	Unvested
Cherrie Nanninga	4,280	31,000	—
William U. Westerfield	4,280	30,000	—
Michael Jeary	4,280	25,000	—
John Koegel	4,280	25,000	—
David E. R. Dangoor	4,280	25,000	—

Note:

(1)	2,780 restricted shares of the Company’s common stock were issued to each director on June 16, 2011 and vest 100% on June 16, 2012. 1,500 restricted shares of the Company’s common stock were issued to each director on August 4, 2011 and vest 100% on August 4, 2012.
(2)	Includes options to purchase 25,000 shares of the Company’s common stock which were granted to each non-employee director on August 10, 2009 and vested 100% on August 9, 2010.

The table of Security Ownership of Certain Beneficial Owners and Management sets forth the beneficial ownership of each director of the Company’s common stock at April 30, 2012.

Fees paid to the non-employee directors of the Company are based on the following schedule:

Board of Directors Annual Retainer
Cash	$25,000
Restricted common stock	45,000

Total	70,000
Annual Retainer for Committee Chairs:
Audit and Compensation Committees	$20,000
All other committees of the Board	5,000
Annual Retainer for Committee members:	$2,000
Fees for each meeting attended:
Board of Directors meetings	$2,000
Committee meetings	500

LIMITATION ON DIRECTORS AND OFFICERS LIABILITY

The Company’s Second Restated Certificate of Incorporation contains a provision which eliminates the personal liability of a director for monetary damages other than for breaches of the director’s duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit.

The Company has entered into indemnification agreements with each of its officers and directors which provide that the Company will indemnify the indemnitee against expenses, including reasonable attorney’s fees, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of the performance of his or her duties as a director, officer, employee or agent of the Company. Such indemnification is available if the acts of the indemnitee were in good faith, if the indemnitee acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful.

The Company maintains directors and officers liability insurance policies. The policies insure the directors and officers of the Company against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.

CERTAIN RELATIONSHIPS

Certain relatives of Jeffrey Siegel, the Chairman of the Board of Directors, Chief Executive Officer and President of the Company, are employed by the Company, as follows:

Daniel Siegel, a son of Jeffrey Siegel, is employed by the Company as its Executive Vice President. His compensation in 2011 included earned cash compensation of $774,600 and a grant of options to purchase 15,000 shares of the Company’s common stock with an exercise price of 10.79.

James Wells, a son-in-law of Jeffrey Siegel, is employed by the Company as its President, Kitchenware. His compensation in 2011 included earned cash compensation of $470,835 and a grant of options to purchase 20,000 shares of the Company’s common stock with a weighted-average exercise price of 11.44.

Clifford Siegel, a son of Jeffrey Siegel, is employed by the Company as its Executive Vice President—Global Supply Chain. His compensation in 2011 included earned cash compensation of $385,642 and a grant of options to purchase 7,500 shares of the Company’s common stock with an exercise price of 10.79.

RELATED-PARTY TRANSACTIONS

The Company’s policies and procedures regarding transactions with related persons are set forth in writing in the Company’s Code of Conduct, which states that “the Audit Committee must review and approve any “related party” transaction as defined in Item 404(a) of Regulation S-K before it is consummated.” The Audit Committee of the Board of Directors is responsible for applying such policies and procedures pursuant to its charter, which states that the Audit Committee of the Board of Directors will “review and approve related-party transactions submitted by management after management’s evaluation of the terms of such transaction.”

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Company, the SEC, and the National Association of Securities Dealers initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2011, to the best of the Company’s knowledge, with the exception of a Form 4 filing for Robert Reichenbach that was required to be filed on December 2, 2011, that was filed on December 5, 2011 and a Form 4 filing for Larry Sklute that was required to be filed on December 8, 2011 that was filed on December 9, 2011, all required reports were filed on a timely basis. In making this statement, the Company has relied on the written representations of its directors and officers and copies of Forms 3, 4 and 5 provided to the Company.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed the firm of Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2011. Ernst & Young has audited the Company’s financial statements since 1984.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related and tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services costing up to $50,000 provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

The following table sets forth fees paid or payable to Ernst & Young for services provided in each of the years ended December 31, 2011 and 2010:

	2011	2010
Audit fees	$1,029,500	$964,000
Audit-related fees	515,000	—
Tax fees	192,201	212,650
All other fees	3,000	2,500

Total	$1,739,701	$1,179,150

Audit fees

Audit fees are fees paid to Ernst & Young for the annual audit of the Company’s financial statements, the quarterly reviews of the Company’s financial statements included in its Forms 10-Q, fees related to the Company’s annual audit of internal controls over financial reporting, statutory audit fees and fees for regulatory filings.

Audit-related fees

Audit related fees are fees paid to Ernst & Young for assurance and related services that are related to the performance of the audit or review of the financial statements but not reported as audit fees.

Tax fees

Tax fees are billed for services rendered for tax compliance including the preparation of tax returns and tax advisory services.

All other fees

All other fees consist of fees paid to Ernst & Young for access to Ernst & Young’s online accounting research tool.

In making its appointment of Ernst & Young to audit the Company’s financial statements for the fiscal year ending December 31, 2012, the Audit Committee reviewed past audit, audit related and other non-audit services performed during 2011. In selecting Ernst & Young, the Audit Committee carefully considered their independence. The Audit Committee has determined that the performance of such non-audit services did not impair the independence of Ernst & Young.

Ernst & Young has confirmed to the Audit Committee that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

If the stockholders do not ratify this appointment, the Audit Committee will reconsider the appointment.

Representatives of Ernst & Young are expected to be present at the Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions of stockholders.

The Audit Committee recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young.

PROPOSAL NO. 3

AMENDMENT OF THE COMPANY’S 2000 LONG-TERM INCENTIVE PLAN

Subject to stockholder approval, the Board of Directors has approved an amendment to the Company’s 2000 Long-Term Incentive Plan (the “2000 Long-Term Plan”) to provide an aggregate limit on the number of shares of the Company’s Common Stock for which awards may be issued under the 2000 Long-Term Plan equal to 4,200,000 (disregarding forfeited or cancelled awards). In 2008, an amendment was made to the 2000 Long-Term Plan to provide an aggregate limit on the number of shares of the Company’s Common Stock for which awards may be issued under the 2000 Long-Term Plan equal to 3,500,000. Prior to this amendment, the 2000 Long-Term Plan provided that no more than 2,500,000 shares of the Company’s Common Stock could be subject to outstanding awards at any given time. As of December 31, 2011, awards for a total of 4,337,124 shares of the Company’s Common Stock have been granted under the 2000 Long-Term Plan since its inception, of which 1,169,600 were cancelled or forfeited. As of December 31, 2011, the number of shares available for which awards may be issued under the 2000 Long-Term Plan was 332,476.

Approval of the amended plan would allow the Company to continue to use stock options (and other stock-based awards) as a means to attract, retain and motivate the Company’s key personnel.

The 2000 Long-Term Plan, as proposed to be amended, is set forth as Appendix A to this Proxy Statement. The discussion of the 2000 Long-Term Plan which follows is intended to provide only a summary of the principal features of the plan and is in all respects qualified by, and subject to, the actual terms and provisions of the attached 2000 Long-Term Plan.

General

The purpose of the 2000 Long-Term Plan is to provide a means to attract, retain, motivate and reward selected directors, officers, employees and consultants of the Company and its parents and subsidiaries by increasing their ownership interests in the Company. Awards under the 2000 Long-Term Plan may take the form of: (i) options to purchase shares of Common Stock, including incentive stock options (“ISOs”), non-qualified stock options or both; (ii) stock appreciation rights (“SARs”), whether in conjunction with the grant of stock options or independent of such grant, or stock appreciation rights that are only exercisable in the event of a change in control of the Company or upon other events; (iii) restricted stock, consisting of shares that are subject to forfeiture based on the failure to satisfy employment-related restrictions; (iv) deferred stock, representing the right to receive shares of stock in the future; (v) bonus stock and awards in lieu of cash compensation; (vi) dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments; or (vii) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of Common Stock. Awards granted under the 2000 Long-Term Plan are generally not assignable or transferable except by the laws of descent and distribution.

As noted above, subject to stockholder approval, the 2000 Long-Term Plan will limit the aggregate number of shares of Stock for which awards may be granted to 4,200,000. Awards made under the 2000 Long-Term Plan which are forfeited, cancelled or have expired, will be disregarded for purposes of this limit.

The Compensation Committee, which administers the 2000 Long-Term Plan, will have the authority, among other things, to: (i) select the directors, officers and other employees and consultants entitled to receive awards under the 2000 Long-Term Plan; (ii) determine the form of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or in conjunction with other awards; (iii) determine the number of shares of Common Stock or units or rights covered by an award, provided that no individual may receive awards under the 2000 Long-Term Plan in any one calendar year relating to more than 500,000 shares of Common Stock; and (iv) determine the terms and conditions of any awards granted under the 2000 Long-Term Plan, including any restrictions or limitations on transfer, any vesting schedules or the acceleration thereof and any forfeiture provision or waiver thereof.

The flexible terms of the 2000 Long-Term Plan are intended to, among other things, permit the Compensation Committee to impose performance conditions with respect to any award, thereby requiring forfeiture of all or part of any award if performance objectives are not met, or linking the time of exercisability or settlement of an award to the achievement of performance conditions. For awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code (see below), such performance objectives shall be based solely on (i) annual return on capital, (ii) annual earnings or earnings per share, (iii) annual cash flow provided by operations, (iv) changes in annual revenues, (v) stock price and/or (vi) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

The 2000 Long-Term Plan may be amended, altered, suspended, discontinued, or terminated by the Board without stockholder approval unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which Common Stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2000 Long-Term Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable tax treatment on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstances in which it deems such approval advisable.

Federal Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the 2000 Long-Term Plan. This discussion is intended for the information of stockholders considering how to vote at the special meeting and not as tax guidance to individuals who participate in the 2000 Long-Term Plan.

The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the participant or the Company at the time of grant. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right), the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable stock received. In each case, the Company will generally be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of shares acquired upon the exercise of an option, SAR or other stock-based award in the nature of a purchase right generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired upon exercise of an option or other award, except that the Company will generally be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards granted under the 2000 Long-Term Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of stock or other property received. The Company will generally be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he will not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares or other property.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. The Company believes that options granted with an exercise price at least equal to 100% of the fair market value of the underlying Common Stock at the date of grant will qualify as such “performance-based compensation.” Subject to the approval of this proposal, the Company believes that other awards under the 2000 Long-Term Plan, the settlement of which is conditioned upon achievement of performance goals (based on performance criteria described above), will also qualify as such “performance-based compensation,” although other awards under this plan may not so qualify.

The Company’s Board of Directors recommends that stockholders vote FOR this proposal with respect to the 2000 Long-Term Plan.

PROPOSAL NO. 4

RE-APPROVAL OF PERFORMANCE CRITERIA UNDER THE COMPANY’S 2000 LONG-TERM INCENTIVE PLAN

If stockholders approve this proposal there will be a continuation of the various performance criteria, described in Proposal No. 3, which may be utilized in establishing specific targets to be attained as a condition to the vesting of one or more stock-based awards under the 2000 Long-Term Plan so as to qualify the compensation attributable to those awards as performance-based compensation under Section 162(m) of the Code.

The 2000 Long-Term Plan, as proposed to be amended and summarized in Proposal No. 3, is set forth as Appendix A to this Proxy Statement. See Proposal No. 3 for a discussion of the 2000 Long-Term Plan.

The Company’s Board of Directors recommends that stockholders vote FOR this proposal with respect to the 2000 Long-Term Plan.

PROPOSAL NO. 5

RE-APPROVAL OF PERFORMANCE CRITERIA UNDER THE COMPANY’S 2000 INCENTIVE BONUS COMPENSATION PLAN

The Company’s 2000 Incentive Bonus Compensation Plan (the “2000 Bonus Plan”) was adopted by unanimous vote of the Board of Directors, effective for the performance periods commencing on or after January 1, 2000, and approved by the Company’s stockholders on June 8, 2000. Section 162(m) of the Code generally disallows a public company’s tax deduction in excess of $1 million for compensation paid to certain executive officers of the Company, subject to several exceptions, including an exception for compensation paid under a stockholder-approved plan that is “performance-based” within the meaning of Section 162(m). The 2000 Bonus Plan provides a means for the payment of performance-based cash bonuses to certain key executives of the company while preserving the Company’s tax deduction with respect to the payment thereof. To continue to qualify under Section 162(m) of the Code, the Company must obtain stockholder approval of the performance criteria under this plan at least once every five years.

The Board believes that, as a matter of general policy, the Company’s incentive compensation plans should be structured to facilitate compliance with Section 162(m), but that the Company should reserve the right to establish separate annual and other incentive compensation arrangements for certain executive officers that may not comply with Section 162(m) if it determines that to do so would be in the best interests of the Company and the stockholders.

At the Meeting the stockholders will be asked to re-approve the performance criteria, effective January 1, 2012 which has been and may continue to be utilized under the 2000 Bonus Plan so as to qualify the payment of certain cash bonuses as performance-based compensation under Section 162(m) of the Code.

The 2000 Bonus Plan is set forth as Appendix B to this Proxy Statement. The discussion of the 2000 Bonus Plan which follows is intended to provide only a summary of the principal features of the plan and is in all respects qualified by, and subject to, the actual terms and provisions of the attached 2000 Bonus Plan.

General

The purpose of the 2000 Bonus Plan is (i) to retain and motivate key executives of the Company who have been designated as participants in this plan for a given performance period (generally, any period used to determine whether the established goals have been attained, which may be one or more fiscal years or portions thereof), by providing them with the opportunity to earn bonus awards that are based on the extent to which specified performance goals for such performance period have been achieved or exceeded and (ii) to structure bonus opportunities in a way that will qualify the awards as “performance-based” for purposes of Section 162(m) so that the Company will be entitled to a tax deduction on the payment of such incentive awards to certain executive officers.

Administration

The 2000 Bonus Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”), consisting of at least two non-employee directors, each of whom is intended to qualify as an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee has broad administrative authority to, among other things, designate participants, establish performance goals and performance periods, determine the effect of termination of employment and “change in control” transactions (as defined in this plan) prior to the payment of an award, and interpret and administer this plan.

Eligibility of Awards

Participants in the 2000 Bonus Plan for any given performance period may include any key employee of the Company or a subsidiary who is an executive officer of the Company and who is designated as a participant for such period by the Compensation Committee. The participants in the 2000 Bonus Plan for any given period will be designated by the Compensation Committee, in its sole discretion, before the end of the 90th day of each performance period or the date on which 25% of such performance period has been completed (such period, the “Applicable Period”). This determination may vary from period to period, and will be based primarily on the Compensation Committee’s judgment as to which executive officers are likely to be subject to the limitations of Section 162(m) as of the end of such performance period, and which are reasonably expected to have compensation in excess of $1 million.

General Performance Goals

Within the Applicable Period, the Compensation Committee will specify the applicable performance criteria and targets to be used under the Bonus Plan for such performance period. These performance criteria may vary from participant to participant and will be based on one or more of the following Company, subsidiary, operating unit, or division financial performance measures: pre-tax or after-tax net income; operating income; gross revenue; profit margin; stock price or cash flows; or strategic business criteria consisting of one or more objectives based upon meeting specified revenue market penetration, geographic business expansion goals, cost targets, and goals relating to acquisition or divestitures. These performance criteria or goals may be (i) expressed on an absolute or relative basis; (ii) based on internal targets; (iii) based on comparison(s) with prior performance; (iv) based on comparison(s) to capital, stockholders’ equity shares outstanding, assets or net assets; and/or (v) based on comparison(s) to the performance of other companies. For example, an income-based performance measure could be expressed in a number of ways, such as net earnings per share, or return on equity, and with reference to meeting or exceeding a specific target, or with reference to growth above a specified level, such as prior year’s performance, or current or previous peer group performance. The 2000 Bonus provides that the achievement of such goals must be substantially uncertain at the time they are established, and awards are subject to the Compensation Committee’s right to reduce the amount of any award payable as a result of such performance as discussed below.

The target bonus opportunity for each participant maybe be expressed as a dollar-denominated amount or by reference to a formula, such as a percentage share of a bonus pool to be created under the 2000 Bonus Plan, provided that, if a pool approach is used, the total bonus opportunities represented by the shares designated for the participants may not exceed 100% of the pool, and the Compensation Committee has the sole discretion to reduce (but not increase) the actual bonuses awarded under this plan. The actual bonus awarded to any given participant at the end of a performance period will be based on the extent to which the applicable financial performance goals for such performance period are achieved, as determined by the Compensation Committee. The maximum bonus payable under the 2000 Bonus Plan to any one individual in any one calendar year is $5 million.

Amendment/Termination

The Board may at any time amend or terminate the 2000 Bonus Plan, provided that (i) without the participant’s written consent, no such amendment or termination will adversely affect the annual bonus rights (if any) of any already designated participant for a given performance period once the participant designations and performance goals for such performance period have been announced; and (ii) the Board is authorized to make any amendments necessary to comply with applicable regulatory requirements, including, without limitation, Section 162(m). Amendments to the 2000 Bonus Plan will require stockholder approval only if required under Section 162(m).

New Plan Benefits

The Compensation Committee will use its discretion in selecting the participants under the 2000 Bonus Plan and the particular performance goals applicable to those participants. Jeffrey Siegel and Ronald Shiftan have thus far been the only participants in the 2000 Bonus Plan, and the only awards currently outstanding under the 2000 Bonus Plan are the Annual Adjusted IBIT Performance Bonuses for 2012 required by Mr. Siegel’s New Employment Agreement (as amended) and Mr. Shiftan’s Amended and Restated Employment Agreement, as described above. If the stockholders do not vote for the approval of this proposal with respect to the 2000 Bonus Plan, these bonuses will not be paid pursuant to the 2000 Bonus Plan. However, as noted above, the Company has reserved the right to establish separate annual and other incentive compensation arrangements that may not comply with Section 162(m) if it determines that to do so would be in the best interests of the Company and the stockholders.

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the 2000 Bonus Plan. The discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who may participate in the 2000 Bonus Plan.

Under present federal income tax law, participants will generally realize ordinary income equal to the amount of the award received under the 2000 Bonus Plan in the year of such receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the participant’s total compensation is below the Section 162(m) limit or the 2000 Bonus Plan award satisfies the requirements of the performance-based exception of Section 162(m) of the Code. It is the Company’s intention that the 2000 Bonus Plan be administered in a manner that preserves the Company’s deductibility of compensation under Section 162(m) of the Code.

The Board recommends that stockholders vote FOR the approval of this proposal with respect to the 2000 Bonus Plan.

STOCKHOLDER PROPOSALS

A stockholder proposal intended to be presented at the Company’s 2013 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before January 11, 2013, to be included in the Company’s proxy statement and proxy relating to that meeting.

OTHER MATTERS

The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Financial statements for the Company are included in the Annual Report of the Company for the fiscal year ended December 31, 2011, which accompanies this Proxy Statement.

Upon the written request of any person who on the record date was a record owner of common stock of the Company, or who represents in good faith that he or she was on such date a beneficial owner of common stock of the Company, the Company will send to such person, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including financial statements and schedules, as filed with the SEC. Requests for this report should be directed to Laurence Winoker, Senior Vice-President – Finance, Treasurer and Chief Financial Officer, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530.

By Order of the Board of Directors,

/s/ Sara Shindel
Secretary

Dated: April 30, 2012

APPENDIX A

2000 LONG-TERM INCENTIVE PLAN

(as proposed to be amended)

1. Purpose. The purpose of this 2000 Long-Term Incentive Plan (the “Plan”) of Lifetime Brands, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, motivate and reward directors, officers, employees and consultants of and service providers to the Company and its affiliates and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders.

2. Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock-Based Awards as are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a) “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(b) “Beneficiary” shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(e) “Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

(g) “Full-Value Award” means any Award granted under the Plan other than (i) an Option that requires the Participant to pay (in cash, foregone cash compensation, or other consideration, other than the performance of services, designated as acceptable by the Committee) at least the Fair Market Value of the Stock subject thereto as determined on the date of grant of the Award or (ii) an SAR that is based solely on the appreciation of the Stock underlying the Award from the Fair Market Value of the Stock as determined on the date of grant of the Award.

(h) “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price at the end of regular trading or, if unavailable, the average of the closing bid and asked prices per share of the Stock at the end of regular trading on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

(i) “ISO” means any Option that is designated as an incentive stock option within the meaning of Section 422 of the Code, and qualifies as such.

(j) “Parent” means any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that controls the Company, either directly or indirectly through one or more intermediaries.

(k) “Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

(l) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(m) “Stock” means the Company’s common stock, and such other securities as may be substituted for Stock pursuant to Section 4.

(n) “Subsidiary” means each entity that is controlled by the Company or a Parent, either directly or indirectly through one or more intermediaries.

3.	Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select persons to whom Awards may be granted;

(ii) to determine the type or types of Awards to be granted to each such person;

(iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(f) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(v) to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant;

(vi) to determine the restrictions, if any, to which Stock received upon exercise or settlement of an Award shall be subject (including lock-ups and other transfer restrictions), may condition the delivery of such Stock upon the execution by the Participant of any agreement providing for such restrictions;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

(x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, (i) the Board shall perform the functions of the Committee for purposes of granting awards to directors who serve on the Committee, (ii) a subcommittee of the Committee or the Board composed solely of two or more directors who are (a) “non-employee directors” of the Company as defined in Rule 16b-3(b)(3) under the Exchange Act and (b) “outside directors” within the meaning of Treasury Regulation section 1.162-27 under Code section 162(m), shall perform the functions of the Committee for purposes of granting awards to directors who are not employed by the Company, Parent or any Subsidiary, and (iii) the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Parent and Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as provided under Section 7(f), the Committee may delegate to officers or managers of the Company, its Parent or Subsidiaries the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(c) Limitation of Liability; Indemnification. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company, its Parent or Subsidiaries, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.	Stock Subject to Plan.

(a) Amount of Stock Reserved. The aggregate number of shares of Stock for which Awards may be granted under this Plan shall not exceed 4,200,000; provided, however, that no more than 5% of such authorized shares may be issued pursuant to Full-Value Awards that do not satisfy the vesting requirements set forth in Section 7(g) of the Plan. Awards made under this Plan which are forfeited (including a repurchase or cancellation of shares of Stock subject thereto by the Company in exchange for the price, if any, paid to the Company for such shares, or for their par value or other nominal value), cancelled or have expired, shall be disregarded for purposes of the preceding sentence. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market on a Participant’s behalf.

(b) Annual Per-Participant Limitations. During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 500,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of the Award. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

(c) Adjustments. In the event of any recapitalization, reclassification, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or any other extraordinary or unusual event affecting the outstanding Stock as a class, then the Committee shall equitably adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a) and 4(b), including shares reserved for ISOs, (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Awards in connection with which the shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award), to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company, its Parent or any Subsidiary or the financial statements of the Company, its Parent or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Any adjustments to outstanding Awards shall be consistent with Section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

5. Eligibility. Directors, officers and employees of the Company or its Parent or any Subsidiary, and persons who provide consulting or other services to the Company, its Parent or any Subsidiary deemed by the Committee to be of substantial value to the Company or its Parent and Subsidiaries, are eligible to be granted Awards under the Plan. In addition, persons who have been offered employment by, or agreed to become a director of, the Company, its Parent or any Subsidiary, and persons employed by an entity that the Committee reasonably expects to become a Subsidiary of the Company, are eligible to be granted an Award under the Plan.

6.	Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as expressly provided by the Committee (including for purposes of complying with the requirements of the Delaware General Corporation Law relating to lawful consideration for the issuance of shares), no consideration other than services will be required as consideration for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant options to purchase Stock on the following terms and conditions (“Options”):

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, such exercise price may not be less than one hundred percent (100%) of the Fair Market Value of such Stock on the date of grant of such Option.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii) Termination of Employment. The Committee shall determine the period, if any, during which Options shall be exercisable following a Participant’s termination of his employment relationship with the Company, its Parent or any Subsidiary. For this purpose, unless otherwise determined by the Committee, any sale of a Subsidiary of the Company pursuant to which it ceases to be a Subsidiary of the Company shall be deemed to be a termination of employment by any Participant employed by such Subsidiary. Unless otherwise determined by the Committee, (x) during any period that an Option is exercisable following termination of employment, it shall be exercisable only to the extent it was exercisable upon such termination of employment, and (y) if such termination of employment is for cause, as determined in the discretion of the Committee, all Options held by the Participant shall immediately terminate.

(iv) Sale of the Company. Upon the consummation of any transaction whereby the Company (or any successor to the Company or substantially all of its business) becomes a wholly-owned Subsidiary of any corporation, all Options outstanding under the Plan shall terminate, unless such other corporation shall continue or assume the Plan as it relates to Options then outstanding (in which case such other corporation shall be treated as the Company for all purposes hereunder, and, pursuant to Section 4(c), the Committee of such other corporation shall make appropriate adjustment in the number and kind of shares of Stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Plan is not to be so assumed, the Company shall notify the Participant of consummation of such transaction at least ten days in advance thereof.

(v) Options Providing Favorable Tax Treatment. The Committee may grant Options that may afford a Participant with favorable treatment under the tax laws applicable to such Participant, including, but not limited to ISOs. If Stock acquired by exercise of an ISO is sold or otherwise disposed of within two years after the date of grant of the ISO or within one year after the transfer of such Stock to the Participant, the holder of the Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income. The Company may impose such procedures as it determines may be necessary to ensure that such notification is made. Each Option granted as an ISO shall be designated as such in the Award Agreement relating to such Option.

(c) Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights on the following terms and conditions (“SARs”):

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

(ii) Other Terms. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a change in control of the Company may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee is authorized to grant Stock that is subject to restrictions based on continued employment on the following terms and conditions (“Restricted Stock”):

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company may retain physical possession of the certificate, in which case the Participant shall be required to have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

(e) Deferred Stock. The Committee is authorized to grant units representing the right to receive Stock at a future date subject to the following terms and conditions (“Deferred Stock”):

(i) Award and Restrictions. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

(g) Dividend Equivalents. The Committee is authorized to grant awards entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock-Based Awards”). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

7.	Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, its Parent or Subsidiaries or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company its Parent or Subsidiaries. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company, its Parent or Subsidiaries upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

(d) Rule 16b-3 Compliance.

(i) Six-Month Holding Period. Unless a Participant could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

(ii) Other Compliance Provisions. With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities, including derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

(f) Performance-Based Awards. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(f), in order to qualify such Award as “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. The performance objectives for an Award subject to this Section 7(f) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(f). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(f) shall be selected from among the following:

(1) Annual return on capital;

(2) Annual earnings or earnings per share;

(3) Annual cash flow provided by operations;

(4) Increase in stock price;

(5) Changes in annual revenues; and/or

(6) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(f), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(f).

Vesting for Full-Value Awards. Other provisions of the Plan notwithstanding, (i) no Full-Value Award issued under the Plan that is performance-based shall fully vest within one (1) year from the date of grant of such Full-Value Award, (ii) no Full-Value Award issued under the Plan that is service-based shall fully vest within three (3) years from the date of grant of such Full-Value Award, and (iii) the Committee may not waive such vesting periods except in the case of death, disability, retirement, change in control or termination without cause (the occurrence of any such event shall be determined by the Committee or the Board, as applicable); provided, however, the Committee or the Board may issue Full-Value Awards that are not subject to the restrictions set forth in this Section 7(g)(i) – (iii) so long as the aggregate number of such Full-Value Awards does not exceed the limit for such Awards as set forth in Section 4(a) of the Plan.

8.	General Provisions.

(a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon. In addition, the Company may adopt policies that impose restrictions on the timing of exercise of Options, SARs or other Awards (e.g., to enforce compliance with Company-imposed black-out periods).

(b) Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

(c) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company, its Parent or any Subsidiary, nor shall it interfere in any way with the right of the Company, its Parent or any Subsidiary to terminate any employee’s employment or other person’s service at any time or with the right of the Board or stockholders to remove any director.

(d) Taxes. The Company, its Parent and Subsidiaries are authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Parent and Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(e) Changes to the Plan and Awards.

(i) The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, (subject to Section 4(c)) without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement). Notwithstanding the foregoing, the Board or the Committee may take any action (including actions affecting or terminating outstanding Awards) to the extent necessary for a business combination in which the Company is a party to be accounted for under the pooling-of-interests method of accounting under Accounting Principles Board Opinion No. 16 (or any successor thereto). The Board or the Committee shall also have the authority to establish separate sub-plans under the Plan with respect to Participants resident in a particular jurisdiction (the terms of which shall not be inconsistent with those of the Plan) if necessary or desirable to comply with the applicable laws of such jurisdiction.

(ii) Other provisions of the Plan notwithstanding, as to any Award granted as an Option to purchase shares of Stock or an appreciation right payable in Shares, the Committee is not authorized to subsequently reduce the applicable exercise price relating to such Award, or take such other action as may be considered a repricing of such Award under generally accepted accounting principles, without the prior approval of the Company’s stockholders.

(f) No Rights to Awards; No Stockholder Rights. No person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Effective Date; Plan Termination. The Plan shall become effective as of the date of its adoption by the Board, and shall continue in effect until terminated by the Board; provided, however, that if approval of such adoption by the Company’s shareholders is not obtained within 12 months of the date of such adoption, the Plan shall terminate ab initio, and any Awards then outstanding shall be canceled.

APPENDIX B

2000 INCENTIVE BONUS COMPENSATION PLAN

1. Purpose. The purpose of this 2000 Incentive Bonus Compensation Plan (the “Plan”) of Lifetime Brands, Inc. (the “Company”) is (i) to retain and motivate key senior executives of the Company who have been designated as Participants in the Plan for a given Performance Period, by providing them with the opportunity to earn bonus awards that are based on the extent to which specified performance goals for such Performance Period have been achieved or exceeded; and (ii) to structure such bonus opportunities in a way that will qualify the awards made as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor section) so that the Company will be entitled to a tax deduction on the payment of such incentive awards to such employees.

2. Definitions. As used in the Plan, the following terms shall the meanings set forth below:

(a) “Annual Base Salary” shall mean the amount of base salary paid to a Participant for a given year, adjusted to include the amount of any base salary deferrals for such year, unless the Plan Committee otherwise specifies at the time that the Participant’s award opportunity for a given Performance Period is established.

(b) “Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of such Performance Period and ending no later than the earlier of (i) the 90th day of such Performance Period, or (ii) the date on which 25% of such Performance Period has been completed. Any action required under the Plan to be taken with the period specified in the preceding sentence may be taken at a later date if, but only if, the regulations under Section 162(m) of the Code are hereafter amended, or interpreted by the Internal Revenue Service, to permit such later date, in which case the term “Applicable Period” shall be deemed amended accordingly.

(c) “Board” shall mean the Board of Directors of the Company as constituted from time to time.

(d) “Cause” shall mean “cause” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or, if there shall be no such agreement, where the Participant: (i) commits any act of fraud, willful misconduct or dishonesty in connection with his employment or which injures the Company or its direct or indirect subsidiaries; (ii) breaches any other material provision of any agreement between the Participant and the Company or a subsidiary of the Company relating to the Participant’s employment or breaches any fiduciary duty to the Company or its direct or indirect subsidiaries; (iii) fails, refuses or neglects to timely perform any material duty or obligation relating to his position; (iv) commits a material violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to the Company or its direct or indirect subsidiaries or any general policy or directive of the Company or its direct or indirect subsidiaries communicated in writing to the Participant; or (v) is charged with a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or a felony.

(e) “Change of Control” shall mean:

(i) the date of the acquisition by any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its subsidiaries or affiliates or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company or (y) the then outstanding voting securities entitled to vote generally in the election of directors; or

(ii) the date the individuals who constitute the Board as of the effective date of the Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board, provided that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company’s management prior to, or at the time of, such individual’s initial nomination for election) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii) the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company’s assets, a reverse stock split of outstanding voting securities, the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change of Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 80% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company’s business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” or “Plan Committee” shall mean the committee for the board consisting solely of two or more non-employee directors (each of whom is intended to qualify as an “outside director” within the meaning of Section 162(m) of the Code) designated by the Board as the committee responsible for administering and interpreting the Plan.

(h) “Company” shall mean Lifetime Brands, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

(i) “Disability” shall mean “disability” as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or if there shall be no such agreement, as defined in the Company’s long-term disability plan as in effect from time to time, or if there shall be no plan or if not defined therein, the Participant’s becoming physically or mentally incapacitated and consequent inability for a period of 120 days in any twelve consecutive month period to perform his duties to the Company.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Executive Officer” shall have the meaning set forth in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, in each case as amended from time to time.

(l) “Individual Award Opportunity” shall mean the performance-based award opportunity for a given Participant for a given Performance Period as specified by the Plan Committee within the Applicable Period, which may be expressed in dollars or on a formula basis that is consistent with the provisions of the Plan.

(m) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate, or reduce the size of, a bonus award otherwise payable to a Participant for a given Performance Period, provided that the exercise of such discretion would not cause the award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used (i) to provide for an award under the Plan in excess of the amount payable based on actual performance versus the applicable performance goals for the Performance Period in question, or in excess of the maximum individual award limit specified in Section 6(b) below, or (ii) to increase the amount otherwise payable to any other Participant.

(n) “Participant” shall mean, for any given Performance Period with respect to which the Plan is in effect, each key employee of the Company (including any subsidiary, operating unit or division) who is an Executive Officer of the Company and who is designated as a Participant in the Plan for such Performance Period by the Committee pursuant to Section 4 below.

(o) “Performance Period” shall mean any period commencing on or after January 1, 2000 for which performance goals are set under Section 5 and during which performance shall be measured to determine whether such goals have been met for purposes of determining whether a Participant is entitled to payment of a bonus under the Plan. A Performance Period may be coincident with one or more fiscal years of the Company, or a portion thereof.

(p) “Plan” or “Section 162(m) Plan” shall mean the Lifetime Brands, Inc. Section 162(m) Bonus Plan as set forth in this document, and as amended from time to time.

(q) “Retirement” shall mean any termination of employment with the Company and its subsidiaries (other than a termination by the Company (or any of its subsidiaries) for Cause) that (i) qualifies as a “retirement” event under the terms of any tax-qualified retirement plan maintained by the Company in which the Participant participates, and (ii) is approved in writing as a “Retirement” event for purposes of this Plan by (or pursuant to procedures established by) the Plan Committee.

3. Administration.

(a) General. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law (including, but not limited to, Section 162(m) of the Code), and in addition to any other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have the full power and authority, after taking into account, in its sole and absolute discretion, the recommendations of the Company’s senior management:

(i) to designate (within the Applicable Period) the Participants in the Plan and the individual award opportunities and/or, if applicable, bonus pool award opportunities for such Performance Period;

(ii) to designate (within the Applicable Period) and thereafter administer the performance goals and other award terms and conditions that are to apply under the Plan for such Performance Period;

(iii) to determine and certify the bonus amounts earned for any given Performance Period, based on actual performance versus the performance goals for such Performance Period, after making any permitted Negative Discretion adjustments;

(iv) to decide (within the Applicable Period) any issues that are not resolved under the express terms of the Plan relating to the impact on the bonus awards for such Performance Period of (A) a termination of employment (due to death, Disability, Retirement, voluntary termination (other than Retirement), termination by the Company other than for Cause, or termination by the Company for Cause), provided, in each case, that no payment shall be made for any given Performance Period prior to the time that the Plan Committee certifies, pursuant to Section 6(c)(i) below, that the applicable performance goals for such Performance Period have been met or (B) a Change of Control;

(v) to decide whether, under what circumstances and subject to what terms bonus payouts are to be paid on a deferred basis, including automatic deferrals at the Committee’s election as well as elective deferrals at the election of Participants;

(vi) to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan;

(vii) to interpret and administer the terms and provisions of the Plan and any award issued under the Plan (including reconciling any inconsistencies, correcting any defaults and addressing any omissions in the Plan or any related instrument or agreement); and

(viii) to otherwise supervise the administration of the Plan.

It is intended that all amounts payable to Participants under the Plan who are “covered employees” within the meaning of Treas. Reg. Sec. 1.162-27(c)(2) (as amended from time to time) shall constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and Treas. Reg. Sec. 1.162-27(e) (as amended from time to time), and, to the maximum extent possible, the Plan and the terms of any awards under the Plan shall be so interpreted and construed.

(b) Binding Nature of Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made under or with respect to the Plan or any award under the Plan shall be within the sole and absolute discretion of the Committee, and shall be final, conclusive and binding on all persons, including the Company, any Participant, and any award beneficiary or other person having, or claiming, any rights under the Plan.

(c) Other. No member of the Committee shall be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any award under the Plan. If a Committee member intended to qualify as an “outside director” under Section 162(m) of the Code does not in fact so qualify, the mere fact of such non-qualification shall not invalidate any award or other action made by the Committee under the Plan which otherwise was validly made under the Plan.

4. Plan Participation.

(a) Participant Designations By Plan Committee. For any given Performance Period, the Plan Committee, in its sole and absolute discretion, shall, within the Applicable Period, designate those key employees of the Company (including its subsidiaries, operating units and divisions) who shall be Participants in the Plan for such Performance Period. Such Participant designations shall be made by the Plan Committee, in its sole and absolute discretion, based primarily on its determination as to which key employees:

(i) are likely to be Executive Officers of the Company as of the last day of the fiscal year for which the Company would be entitled to a Federal tax deduction for payment of the award in respect of such Performance Period;

(ii) are reasonably expected by the Plan Committee to have individual compensation for such fiscal year that may be in excess of $1 million, excluding any compensation that is grandfathered for Section 162(m) purposes or is otherwise excluded for Section 162(m) purposes based on an existing or other “performance-based” plan other than this Plan; and

(iii) are reasonably expected by the Plan Committee to be “covered employees” for such fiscal year for Section 162(m) purposes,

and such other consideration as the Committee deems appropriate, in its sole and absolute discretion.

(b) Impact Of Plan Participation. An individual who is a designated Participant in the Section 162(m) Plan for any given Performance Period shall not also participate in the Company’s general bonus plans for such Performance Period, if such participation would cause any award hereunder to fail to qualify as “performance-based” under Section 162(m).

5. Performance Goals.

(a) Setting Of Performance Goals. For a given Performance Period, the Plan Committee shall, within the Applicable Period, set one or more objective performance goals for each Participant and/or each group of Participants and/or each bonus pool (if any). Such goals shall be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures:

(1) pre-tax or after-tax net income,

(2) operating income,

(3) gross revenue,

(4) profit margin,

(5) stock price,

(6) cash flow(s),

(7) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the Applicable Period). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets. In all cases, the performance goals shall be such that they satisfy any applicable requirements under Treas. Reg. Sec. 1.162-27(e)(2) (as amended from time to time) that the achievement of such goals be “substantially uncertain” at the time that they are established, and that the award opportunity be defined in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goal has been met, and, subject to the Plan Committee’s right to apply Negative Discretion, the amount of the award payable as a result of such performance.

(b) Impact Of Extraordinary Items Or Changes In Accounting. The measures used in setting performance goals set under the Plan for any given Performance Period shall be determined in accordance with GAAP and a manner consistent with the methods used in the Company’s audited financial statements, without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting, unless, in each case, the Plan Committee decides otherwise within the Applicable Period or (iii) non-recurring acquisition expenses and restructuring charges.

6. Bonus Pools, Award Opportunities And Awards.

(a) Setting Of Individual Award Opportunities. At the time that annual performance goals are set for Participants for a given Performance Period (within the Applicable Period), the Plan Committee shall also establish each Individual Award Opportunity for such Performance Period, which shall be based on the achievement of stated target performance goals, and may be stated in dollars or on a formula basis (including, but not limited to, a designated share of a bonus pool or a multiple of Annual Base Salary), provided:

(i) that the designated shares of any bonus pool shall not exceed 100% of such pool; and

(ii) that the Plan Committee, in all cases, shall have the sole and absolute discretion, based on such factors as it deems appropriate, to apply Negative Discretion to reduce (but not increase) the actual bonus awards that would otherwise actually be payable to any Participant on the basis of the achievement of the applicable performance goals.

(b) Maximum Individual Bonus Award. Notwithstanding any other provision of this Plan, the maximum bonus payable under the Plan to any one individual in any one calendar year shall be $5 million.

(c) Bonus Payments. Subject to the following, bonus awards determined under the Plan for given Performance Period shall be paid to Participants in cash, as soon as practicable following the end of the Performance Period to which they apply, provided:

(i) that no such payment shall be made unless and until the Plan Committee, based on the Company’s audited financial results for such Performance Period (as prepared and reviewed by the Company’s independent public accountants), has certified (in the manner prescribed under applicable regulations) the extent to which the applicable performance goals for such Performance Period have been satisfied, and has made its decisions regarding the extent of any Negative Discretion adjustment of awards (to the extent permitted under the Plan);

(ii) that the Plan Committee may specify that a portion of the actual bonus award for any given Performance Period shall be paid on a deferred basis, based on such award payment rules as the Plan Committee may establish and announce for such Performance Period;

(iii) that the Plan Committee may require (if established and announced within the Applicable Period), as a condition of bonus eligibility (and subject to such exceptions as the Committee may specify within the Applicable Period) that Participants for such Performance Period must still be employed as of end of such Performance Period and/or as of the later date that the actual bonus awards for such Performance Period are announced, in order to be eligible for an award for such Performance Period; and

(iv) that, within the Applicable Period and subject to Section 6(c)(i) above, the Committee may adopt such forfeiture, pro-ration or other rules as it deems appropriate, in its sole and absolute discretion, regarding the impact on bonus award rights of a Participant’s death, Disability, Retirement, voluntary termination (other than Retirement), termination by the Company other than for Cause, or termination by the Company for Cause.

7. General Provisions.

(a) Plan Amendment Or Termination. The Board may at any time amend or terminate the Plan, provided that (i) without the Participant’s written consent, no such amendment or termination shall adversely affect the bonus rights (if any) of any already designated Participant for a given Performance Period once the Participant designations and performance goals for such Performance Period have been announced, (ii) the Board shall be authorized to make any amendments necessary to comply with applicable regulatory requirements (including, without limitation, Section 162(m) of the Code), and (iii) the Board shall submit any Plan amendment to the Company’s stockholders for their approval if and to the extent such approval is required under Section 162(m) of the Code.

(b) Applicable Law. All issues arising under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

(c) Tax Withholding. The Company (and its subsidiaries) shall have right to make such provisions and take such action as it may deem necessary or appropriate for the withholding of any and all Federal, state and local taxes that the Company (or any of its subsidiaries) may be required to withhold.

(d) No Employment Right Conferred. Participation in the Plan shall not confer on any Participant the right to remain employed by the Company or any of its subsidiaries, and the Company and its subsidiaries specifically reserve the right to terminate any Participant’s employment at any time with or without cause or notice.

(e) Impact of Plan Awards on Other Plans. Plan awards shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any subsidiary, unless and except to the extent that the Board or its Compensation Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for their approval shall be construed as limiting the power of the Board or the Plan Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

(f) Beneficiary Designations. Each Participant shall designate in a written form filed with the Committee the beneficiary (or beneficiaries) to receive the amounts (if any) payable under the Plan in the event of the Participant’s death prior to the bonus payment date for a given Performance Period. Any such beneficiary designation may be changed by the Participant at any time without the consent of the beneficiary (unless otherwise required by law) by filing a new written beneficiary designation with the Committee. A beneficiary designation shall be effective only if the Company is in receipt of the designation prior to the Participant’s death. If no effective beneficiary designation is made, the beneficiary of any amounts die shall be the Participant’s estate.

(g) Costs & Expenses. All award and administrative costs and expenses of the Plan shall be borne by the Company.

(h) Non-Transferability of Rights. Except as and to the extent required by law, a Participant’s rights under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except, pursuant to Section 7(f) above, in the event of the Participant’s death), including, but not limited to, by way of execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right of the Participant shall be subject to any obligation or liability of the Participant other than any obligation or liability owed by the Participant to the Company (or any of its subsidiaries).

8. Effective Date; Prior Plan.

The Plan shall be effective for Performance Periods commencing on and after January 1, 2000 and shall remain effective until terminated by the Board; provided, however, that the continued effectiveness of the Plan shall be subject to the approval of the Company’s stockholders at such times and in such manner as may be required pursuant to Section 162(m). The Plan shall replace the Company’s 1996 Incentive Bonus Compensation Plan (the “1996 Plan”) and no further awards shall be made thereunder.

APPENDIX C

LIFETIME BRANDS, INC.

CHARTER

OF THE

NOMINATING AND GOVERNANCE COMMITTEE

OF THE

BOARD OF DIRECTORS

This Charter governs the operations of the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Lifetime Brands, Inc. (the “Company”). The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval. This Charter may be amended only by the affirmative vote of the Board.

PURPOSE

The Committee assists the Board by (i) evaluating the qualifications of candidates for Board membership; (ii) developing and recommending to the Board corporate governance principles applicable to the Company; and (iii) performing such other duties as the Board may assign to the Committee.

MEMBERSHIP

The Committee will be composed of all the Company’s independent directors, meaning those directors who are independent of the management of the Company and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as Committee members. No person may be a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule of the United States Securities and Exchange Commission or any exchange on which shares of the common stock of the Company are traded.

MEETINGS

The Committee will meet at least once each year or as often as it deems necessary to fulfill its responsibilities. The Committee will ask the Chief Executive Officer to attend such meetings and to provide such relevant information as the Committee may request. The Committee will keep written minutes of its meetings, which minutes will be recorded or filed with the books and records of the Company. The Committee may delegate any of its responsibilities to one or more subcommittees, each of which shall be composed of two or more members, as the Committee may deem appropriate.

DUTIES, RESPONSIBILITIES AND PROCESSES

The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The following shall be the principal duties and responsibilities of the Committee and are set forth as a guide, with the understanding that the Committee may supplement them as appropriate:

NOMINATING DUTIES

The nominating duties and responsibilities of the Committee shall be as follows:

•

To evaluate the qualifications of candidates for Board membership and, following consultation with the Chief Executive Officer, recommend to the Board nominees for open or newly created director positions;

•	To consider nominees recommended by stockholders as long as such recommendations are received at least 120 days before the stockholders meet to elect directors;

•

To periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those already on the Board, and submit to the Board on an annual basis a report summarizing its conclusions regarding these matters;

•	To provide an orientation and education program for Directors; and

•	To perform such other duties as the Board may assign to the Committee.

GOVERNANCE DUTIES

The governance duties and responsibilities of the Committee shall be as follows:

•	To periodically assess the current structure and operations of the committees of the Board and recommend changes to the Board;

•	To develop and recommend to the Board corporate governance guidelines and to review such guidelines at least annually and recommend to the Board changes as necessary;

•	To develop and recommend to the Board procedures for the evaluation and self-evaluation of the Board and its committees and to oversee the evaluation process;

•	To perform an evaluation of the Committee’s performance at least annually to determine whether it is functioning effectively; and

•	To periodically review the compensation of the Board and recommend changes to the Board.

This Charter was approved by the Board of Directors on March 6, 2012.

APPENDIX D

LIFETIME BRANDS, INC.

COMPENSATION COMMITTEE CHARTER

This Charter governs the operations of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Lifetime Brands, Inc. (the “Company”). The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This Charter may be amended only by the affirmative vote of the Board.

Organization

The Committee shall be appointed by the Board and shall comprise at least two directors, each of whom is “independent,” as defined by the United States Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market, Inc. Members of the Committee may be removed at any time by the Board in its discretion. The Board shall also appoint one member of the Committee as the Committee’s Chair.

Meetings

The Committee shall meet as often as it deems necessary to fulfill its responsibilities and shall report to the Board following each meeting. The Committee may delegate any of its responsibilities to one or more subcommittees, each of which shall be composed of two or more members, as the Committee may deem appropriate.

Purpose

The purpose of the Committee shall be to assist the Board in discharging its overall responsibilities relating to executive compensation.

Responsibilities and processes

The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The following shall be the principal duties and responsibilities of the Committee and are set forth as a guide, with the understanding that the Committee may supplement them as appropriate:

•	The Committee shall review and approve compensation principles that apply generally to the Company’s executive and senior employees.

•

The Committee shall establish and review corporate goals and objectives relevant to the compensation of the Chief Executive Officer and the Chief Operating Officer of the Company, evaluate their performance in light of the established goals and objectives and approve their annual compensation.

•

The Committee shall review the corporate goals and objectives established by the Chief Executive Officer (“CEO”) and the Chief Operating Officer (“COO”) of the Company relevant to the compensation of the direct reports of the CEO and COO, of the Company and review and, based primarily on the evaluations and recommendations of the CEO and the COO of the Company of the performance of such executive officers in light of the established goals and objectives, approve their annual compensation.

•

The Committee shall review the evaluation process and compensation structure for the other members of the senior management of the Company and provide oversight regarding management’s decisions concerning the performance and compensation of such senior management.

•

The Committee shall administer and shall oversee the Company’s compliance with the requirements under the NASDAQ Marketplace Rules, with respect to the Company’s long-term incentive compensation plans.

•

The Committee shall have the authority to retain and terminate at the Company’s expense, an independent compensation-consulting firm(s) to assist the Committee in its evaluation of executive compensation, and any legal and other advisors that it deems necessary for the fulfillment of its responsibilities, including the sole authority to approve fees and other retention terms of such firm(s) and other advisors.

•

The Committee shall review and discuss the Compensation Discussion and Analysis (the “CD&A”) required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the SEC with management and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

•	The Committee shall produce the annual Compensation Committee Report for inclusion in the Company’s proxy statement in compliance with the rules and regulations promulgated by the SEC.

•	The Committee shall perform an evaluation of its performance annually to determine whether it is functioning effectively.

•	The Committee shall make regular reports to the Board.

•

The Committee shall review and discuss compensation programs that may create incentives that can affect the Company’s risk and management of that risk. To the extent it is determined that such risks are reasonably likely to have a material adverse effect on the Company, the Committee will review and discuss with Company management and other relevant personnel how such disclosure will be made in the Company’s CD&A.

This Charter was approved by the Board of Directors on March 6, 2012.

LIFETIME BRANDS, INC.

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Where a vote is not specified, the proxies will vote shares represented by this Proxy FOR all nominees for director and FOR Proxy Items 2 through 5, and will vote in their discretion on such other matters that may properly come before the meeting and at any adjournment of such meeting.

Please mark your votes as indicated in this example **X**

	FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS
1. ELECTION OF DIRECTORS	☐	☐	☐

Nominees:

01 Jeffrey Siegel	04 David E. R. Dangoor	07 Cherrie Nanninga
02 Ronald Shiftan	05 Michael Jeary	08 William U. Westerfield
03 Craig Phillips	06 John Koegel	09 Michael J. Regan

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ______________________________

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Mark Here for Address Change or Comments SEE REVERSE ☐

(Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)

Signature ______________________ Signature ______________________ Date __________

LIFETIME BRANDS, INC. WO# 23352 FOLD AND DETACH HERE Where a vote is not specified, th e proxies will vote shares represented by this Proxy FOR all nominees fo r director and FOR Ple ase mark your votes as Proxy Items 2 through 5, and wil vote in their discretio n on such other matters th at may properly come before th e meeting indicated in th is example X and at any adjo urnment of such meeting. The Board of Directo rs recommends a vote FOR all nominees for director. The Board of Directors recommends a vote FOR proposals 2 th rough 5: FOR AG AINST ABSTAIN WI THHOLD AUTH ORITY FOR al nominees to vot e fo r al l nomi nees 2. TO RATIF Y THE APPOIN TMENT OF ERNST & YOUNG LLP lis ted below lis ted below *EXCEP TIONS AS THE COMPANY’S IN DEPENDENT REGIS TERED PUBLIC ACCOUNTING FIRM . 1. ELECTION OF DIREC TORS 3. TO APPROVE THE AMENDMENT TO THE COMPANY’S 2000 LONG-TERM INCENTI VE PLAN. Nomin ees: 4. TO RE-APPROVE THE PERFORMANCE CRITERIA 01 Jeffrey Siegel 04 David E. R. Dangoor 07 Cherrie Nanninga WHICH MAY BE UTILIZED UNDER THE COMPANY’S 02 Ronald Shift an 05 Mic hael Jeary 08 Wiliam U. Westerfield 2000 LONG-TERM INCENTIVE PLAN . 03 Craig Phillip s 06 John Koegel 09 Mic hael J. Regan 5. TO RE-APPROVE THE PERFORMANCE CRITERIA WHICH MAY BE UTILIZED UNDER THE COMPANY’S 2000 IN CENTIV E BONUS COMPENSATION PLAN. (I NSTRUCTIONS: To withhold authori ty to vote for any in dividual nominee, mark th e “Exceptions” box and write that nominee’s name in th e space provid ed below.) NOTE: IN THEIR DISCRETIO N, THE PROXIES ARE AUTHORIZED TO VOTE UPON *E xceptions SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJO URNMENT(S) OR POSTPONEMENT(S) THEREO F. Mark Here for Address Change RESTRICTED AREA - SCAN LINE or Comm ents SEE REVERSE (P le as e sign pro xy as name appears on corpo rate records. Join t owners shoul d each sign perso nally . Trust ees and others signin g in a represen tative capacity should in dicate th e capacity in wh ich th ey sign.) Signature Signature Date

Access your LIFETIME BRANDS, INC. account online via Investor ServiceDirect® (ISD).

The transfer agent for LIFETIME BRANDS, INC., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders is available at: http://bnymellon.mobular.net/bnymellon/lcut

▼ FOLD AND DETACH HERE ▼

PROXY

LIFETIME BRANDS, INC.

The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Stockholders or any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

(Continued and to be signed on reverse side)

Address Change/Comments
(Mark the corresponding box on the reverse side)

RESTRICTED AREA - SCAN LINE

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You can now access your LIFETIME BRANDS, INC. account online. Access your LIFETIME BRANDS, INC . account online via In vestor ServiceDirect® (I SD). The tr ansfer agent fo r LIFETIME BRANDS, IN C., now makes it easy and convenient to get current in formation on your shareholder account . View account status View payment history fo r dividends View certifi cate history Make address changes View book-entry in formatio n Obtain a duplicate 1099 tax form Visit us on the web at www.bnymellon.com/shareowner/equityaccess For Technic al Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Tim e Investor ServiceDirect® Availa ble 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800 -370-1163 Choose MLin kSM fo r fast, easy and secure 24/7 online access to your future proxy materia ls, investment plan statements, tax documents and more. Sim ply lo g on to In vestor ServiceDirect® at www.b nymello n.com/shareowner/e quityaccess where step-by-step instructions will prompt you through enrollment. Important notic e regarding the Internet availabil ity of proxy materials for the Annual Meeting of sharehold ers is available at: http:/ /bnymellon.mobular.n et/bnymel on/Icut FOLD AND DETACH HERE PROXY LIFETIME BRANDS, INC. This Proxy is solicited on behalf of the Board of Directors Jeffr ey Siegel and Ronald Shif tan and each of them, are hereby constituted and appointed the la wful attorneys and proxies of the undersigned, with fu l power of substitution to vote and act as proxy with re spect to all shares of Common Stock, $.01 par value, of LIF ETIME BRANDS, IN C. standing in the name of the undersigned on the Company’s books at the close of business on May 1, 2012, at the Annual Meetin g of Stockhold ers to be held at 1000 Stewart Avenue, Garden City, NY 11530, at 10:30 A.M., local time, on June 13, 2012, or at any adjournment(s) or postponement(s) th ereof, as fo llows on the reverse side. The powers hereby granted may be exercised by any of said attorneys or proxies or th eir substitutes present and actin g at the above-describ ed Annual Meeting of Stockholders or any adjournment(s) or postponement( s) thereof. The undersigned hereby revokes any and all proxie s hereto fore given by the undersigned to vote at said meeti ng. This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1 through 5. (Contin ued and to be signed on reverse side) Address Change/Comments (M ark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 RESTRICTED AREA - SCAN LINE WO# 23352 RESTRICTED AREA - SIGNATURE LINE